                                                                    EXHIBIT 10.3

________________________________________________________________________



                               SUBORDINATED NOTE

                                      AND

                                  COMMON STOCK

                               PURCHASE AGREEMENT

                                  BY AND AMONG

                      NITINOL MEDICAL TECHNOLOGIES, INC.,

                      WHITNEY SUBORDINATED DEBT FUND, L.P.

                                      AND,

                             FOR CERTAIN PURPOSES,

                               J.H. WHITNEY & CO.



                       _________________________________

                            DATED AS OF JULY 8, 1998
                       _________________________________



_______________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------


                                                                                                 Page
                                                                                                 ----

 ARTICLE 1  DEFINITIONS                                                                            1
       1.1  Definitions                                                                            1
       1.2  Accounting Term:  Financial Statements                                                13
       1.3  Knowledge of the Company                                                              13

ARTICLE 2   PURCHASE AND SALE OF THE WSDF NOTE AND THE PURCHASED SHARES                           13
       2.1  Purchase and Sale of the WSDF Note and the Purchased  Shares                          13
       2.2  Fees at Closing                                                                       14
       2.3  Closing                                                                               14
       2.4  Financial Accounting Positions; Tax Reporting                                         14

ARTICLE 3   CONDITIONS TO THE OBLIGATION OF THE
            PURCHASER TO PURCHASE THE WSDF NOTE AND THE PURCHASED SHARES                          15
       3.1  Representations and Warranties                                                        15
       3.2  Compliance with this Agreement                                                        15
       3.3  Secretary's Certificates                                                              15
       3.4  Documents                                                                             15
       3.5  Opinion of Counsel                                                                    16
       3.6  Approval of Counsel to the Purchaser                                                  16
       3.7  Consents and Approvals                                                                16
       3.8  No Material Judgment or Order                                                         16
       3.9  Pro Forma Balance Sheet                                                               16
      3.10  Goodstanding Certificates                                                             16
      3.11  No Material Adverse Change                                                            17
      3.12  Due Diligence                                                                         17
      3.13  Certificate of Incorporation and By-Laws of the Company
            and the Subsidiaries                                                                  17
      3.14  Market Conditions                                                                     17
      3.15  No Default or Breach                                                                  17
      3.16  Elekta Purchase Agreement                                                             17
      3.17  Fairness Opinion                                                                      18
      3.18  Facilities Fee and Transaction Fee                                                    18
      3.19  Registration Rights Agreement.                                                        18
      3.20  Security Documents.                                                                   18

ARTICLE 4   CONDITIONS TO THE OBLIGATION OF THE COMPANY
            TO ISSUE AND SELL THE WSDF NOTE AND THE PURCHASED SHARES                              18
       4.1  Representations and Warranties                                                        19
       4.2  Compliance with this Agreement                                                        19


                                                                                                 Page
                                                                                                 ----


       4.3  Consents and Approvals                                                                19
       4.4  Elekta Purchase Agreement                                                             19

ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF THE COMPANY                                         19
       5.1  Corporate Existence and Power                                                         19
       5.2  Corporate Authorization; No Contravention                                             20
       5.3  Governmental Authorization; Third Party Consents                                      20
       5.4  Binding Effect                                                                        20
       5.5  No Legal Bar                                                                          20
       5.6  Litigation                                                                            20
       5.7  Compliance with Laws                                                                  21
       5.8  No Default or Breach                                                                  21
       5.9  Title to Properties                                                                   21
      5.10  Use of Real Property                                                                  22
      5.11  Taxes                                                                                 23
      5.12  Financial Condition                                                                   25
      5.13  ERISA -- Prohibited Transactions                                                      26
      5.14  Disclosure                                                                            26
      5.15  Absence of Certain Changes or Events                                                  27
      5.16  Environmental Matters                                                                 27
      5.17  Investment Company/Government Regulations                                             28
      5.18  Subsidiaries                                                                          28
      5.19  Capitalization                                                                        29
      5.20  Private Offering                                                                      30
      5.21  Broker's, Finder's or Similar Fees                                                    30
      5.22  Labor Relations                                                                       30
      5.23  Employee Benefit Plans                                                                31
      5.24  Patents, Trademarks, Etc.                                                             32
      5.25  Potential Conflicts of Interest                                                       34
      5.26  Trade Relations                                                                       35
      5.27  Outstanding Borrowings                                                                35
      5.28  Material Contracts                                                                    35
      5.29  Insurance                                                                             35
      5.30  Products Liability                                                                    36
      5.31  Solvency                                                                              36
      5.32  Year 2000 Systems                                                                     36
      5.33  Elekta Purchase Agreement                                                             36
      5.34  Commission Documents                                                                  36

ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND WHITNEY                           37
       6.1  Authorization; No Contravention                                                       37
       6.2  Binding Effect                                                                        37
       6.3  No Legal Bar                                                                          37
       6.4  Purchase for Own Account                                                              38
       6.5  Broker's, Finder's or Similar Fees                                                    38
       6.6  Governmental Authorization; Third Party Consent                                       38


                                                                                                 Page
                                                                                                 ----
ARTICLE 7   INDEMNIFICATION                                                                       38
       7.1  Indemnification                                                                       38
       7.2  Procedure; Notification                                                               39

ARTICLE 8   AFFIRMATIVE COVENANTS                                                                 40
       8.1  Financial Statements and Other Information                                            41
       8.2  Preservation of Corporate Existence                                                   44
       8.3  Payment of Obligations                                                                45
       8.4  Compliance with Laws                                                                  45
       8.5  Inspection                                                                            45
       8.6  Payment of Note                                                                       46
       8.7  Insurance                                                                             46
       8.8  Books and Records                                                                     46
       8.9  Use of Proceeds                                                                       46
      8.10  Initial Interest Payments                                                             46

ARTICLE 9   NEGATIVE COVENANTS                                                                    47
       9.1  Fundamental Changes; Consolidations, Mergers and Acquisitions                         47
       9.2  Transactions with Affiliates                                                          47
       9.3  No Inconsistent Agreements                                                            47
       9.4  Limitation on Indebtedness                                                            47
       9.5  Limitation on Liens                                                                   49
       9.6  Dispositions of Assets                                                                50
       9.7  Limitations on Restricted Payments                                                    51
       9.8  Financial Covenants                                                                   51
       9.9  Employee Benefit Plans                                                                53
      9.10  Limitation on Business of the Company                                                 54
      9.11  Investments                                                                           54
      9.12  Contingent Obligations                                                                54
      9.13  Management Fees and Compensation                                                      55
      9.14  Fiscal Year                                                                           55
      9.15  Subsidiaries                                                                          55
      9.16  No Negative Pledges                                                                   55
      9.17  No Restrictions on Subsidiary Distributions to the Company                            55
      9.18  Bank Accounts                                                                         55

ARTICLE 10  PREPAYMENT                                                                            56
      10.1  Optional Prepayment                                                                   56
      10.2  Mandatory Prepayment                                                                  56

ARTICLE 11  MISCELLANEOUS                                                                         56
      11.1  Survival of Representations and Warranties                                            56
      11.2  Dispositions by the Purchaser                                                         56
      11.3  Notices                                                                               56
      11.4  Successors and Assigns                                                                57
      11.5  Termination                                                                           58


                                                                                                 Page
                                                                                                 ----
      11.6  Amendment and Waiver                                                                  58
      11.7  Signatures; Counterparts                                                              59
      11.8  Headings                                                                              59
      11.9  GOVERNING LAW                                                                         59
     11.10  Determinations, Request or Consents                                                   59
     11.11  JURISDICTION, JURY TRIAL WAIVER, ETC.                                                 59
     11.12  Severability                                                                          60
     11.13  Rules of Construction                                                                 60
     11.14  Entire Agreement                                                                      60
     11.15  Certain Expenses                                                                      61
     11.16  Publicity                                                                             61
     11.17  Further Assurances                                                                    61

Exhibit A      Form of WSDF Note
Exhibit B-1    Form of Legal Opinion of Hale and Dorr LLP
Exhibit B-2    Form of Legal Opinion of Collyer-Bristow
Exhibit B-3    Form of Legal Opinion of Nauta Dutilh
Exhibit C      Form of Guarantee and Collateral Agreement
Exhibit D      Form of UK Pledge Agreement
Exhibit E      Form of Dutch Pledge Agreement
Exhibit F      Form of Registration Rights Agreement
Exhibit G      Form of Compliance Certificate
Exhibit H      Financial Covenant Calculations

Schedule 5.6           Litigation
Schedule 5.7           Compliance with Laws
Schedule 5.9(a)        Title to Properties
Schedule 5.9(b)        Title to Properties -- Leases
Schedule 5.10          Use of Real Property
Schedule 5.11          Taxes
Schedule 5.14(b)       Material Adverse Effects
Schedule 5.15          Absence of Certain Changes or Events
Schedule 5.16          Environmental Matters
Schedule 5.18          Subsidiaries
Schedule 5.19(a)       Capitalization
Schedule 5.19(b)       Exchangeable Securities
Schedule 5.22          Labor Relations
Schedule 5.23(a)       Employee Benefit Plans
Schedule 5.23(c)       Prohibited Transaction
Schedule 5.23(d)       COBRA
Schedule 5.24(a)       Intellectual Property Exceptions
Schedule 5.24(b)(i)    Patents, Copyrights and Trademarks
Schedule 5.24(b)(ii)   IP Licenses - Licensee
Schedule 5.24(b)(iii)  IP Licenses - Licensor
Schedule 5.24(e)       Intellectual Property - Litigation
Schedule 5.24(h)       Intellectual Property - Indemnification
Schedule 5.25          Potential Conflicts of Interest
Schedule 5.26          Trade Relations
Schedule 5.27          Outstanding Borrowings
Schedule 5.28          Material Contracts
Schedule 5.29          Insurance
Schedule 5.30          Products Liability
Schedule 5.32          Year 2000 Systems
Schedule 9.2           Transactions with Affiliates
Schedule 9.5           Existing Liens
Schedule 9.12          Permissible Contingent Obligations
Schedule 9.13          Permissible Management Fees and Compensation

                      SUBORDINATED NOTE AND COMMON STOCK
                              PURCHASE AGREEMENT

     SUBORDINATED NOTE AND COMMON STOCK PURCHASE AGREEMENT, dated as of July 8, 1998, by and among NITINOL MEDICAL TECHNOLOGIES, INC. (the "COMPANY"), a Delaware corporation, WHITNEY SUBORDINATED DEBT FUND, L.P. (the "PURCHASER") and, solely for the purposes of Section 2.2, Article 6 and Section 11.2 hereof, J.H. WHITNEY & CO. ("WHITNEY").


                             W I T N E S S E T H:

     WHEREAS, the Company proposes to acquire (the "ACQUISITION") certain assets of Elekta AB (PUBL), a Swedish corporation ("ELEKTA"), relating to its neurosurgical instrument business pursuant to a Purchase Agreement, dated May 8, 1998, among Elekta and the Company (the "ELEKTA PURCHASE AGREEMENT"); and

     WHEREAS, concurrently with the Acquisition, the Company wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Company, a subordinated promissory note (the "WSDF NOTE"), due September 30, 2003, in the principal amount of $20,000,000, substantially in the form attached hereto as Exhibit A, and 561,207 shares (the "PURCHASED SHARES") of common stock, $.001
---------
par value (the "COMMON STOCK"), of the Company upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     1.1  DEFINITIONS.  As used in this Agreement, and unless the context
          -----------
requires a different meaning, the following terms have the meanings indicated:

     "ACQUISITION" shall have the meaning ascribed to such term in the first Whereas clause.

     "ACQUISITION DOCUMENTS" shall mean the Elekta Purchase Agreement and the agreements entered into in connection therewith.

     "AFFILIATE" shall mean any Person (a) directly or indirectly controlling, controlled by, or under common control with, the Company, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in the Company, or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Company. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and under "common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "AFFILIATED GROUP" shall have the meaning set forth in Section 1504(a) of the Code.

     "AGREEMENT" shall mean this Agreement, including the exhibits and schedules attached hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.

     "ASSET DISPOSITION" shall mean the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the following: (a) any of the stock of any of the Company's Subsidiaries or (b) any substantial portion or all of the assets of the Company or its Subsidiaries other than sales of inventory in the ordinary course of business. "NET PROCEEDS" of any Asset Disposition means cash proceeds received by the Company or any of its Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (x) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale, lease or transfer), and (y) amounts applied to repayment of Indebtedness secured by a Lien on the asset or property disposed.

     "AUDITED FINANCIAL STATEMENTS" shall have the meaning assigned to that term in Section 5.12(a) of this Agreement.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

     "BY-LAWS" shall mean, unless the context in which it is used otherwise requires, the By-laws of the Company or any of its Subsidiaries as in effect on the Closing Date.

     "CAPITAL EXPENDITURES" shall mean the aggregate expenditures (whether or not financed) made by the Company and its Subsidiaries for fixed or capital assets

(other than interests in real property held for resale in which only purchase money Indebtedness is issued in payment therefor) or improvements, or for replacements, substitutions or additions thereto, that have a useful service life of one year or more at the time the asset is acquired by the Company or any of its Subsidiaries, and are used in the production, distribution and/or the sale of the goods or services or offered for sale by the Company or any of its Subsidiaries, all as determined in accordance with GAAP.

     "CAPITAL LEASE OBLIGATIONS" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

     "CASH" shall mean the currency of the United States of America.

     "CASH EQUIVALENTS" shall mean: (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two (2) years from the date of acquisition thereof;
(ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's rating service or a least P-1 from Moody's Investors Service, Inc., (iii) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of the Company's and its Subsidiaries' deposits at such institution; and (v) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of the Company's and its Subsidiaries, deposits at such institution.

     "CERTIFICATE OF INCORPORATION" shall mean, unless the context in which it is used shall otherwise require, the Certificate of Incorporation of the Company or any of its Subsidiaries as in effect on the Closing Date.

     "CHANGE OF CONTROL" means (i) any transaction or series of transactions in which any Person or group, other than the Purchaser, Whitney Equity Partners, L.P., the Company or any affiliates of the foregoing becomes the beneficial owner of 50% or more of the then outstanding capital stock of the Company or of any Subsidiary of the Company, the operations of which in the reasonable judgment of the Purchaser would constitute a material part of the business or operations of the Company and all of its Subsidiaries, taken as a whole, (ii) the sale of all or substantially all of the assets of the Company or any Subsidiary of the Company, the operations of which in the reasonable judgment of the Purchaser would constitute a material part of the business or operations of the Company and all of its Subsidiaries, taken as a whole, (iii) the liquidation of the Company, and
(iv) the combination of the Company or of any Subsidiary of the Company, the operations of which in the reasonable judgement of the Purchaser would constitute a material part of the business or operations of the Company and all of its Subsidiaries, taken as a whole, with another entity, as a result of which
(A) the shareholders of the Company or any of its Subsidiaries hold less than 50% of the total of all voting shares outstanding or (B) directors of the Company or any of its Subsidiaries constitute less than a majority of the Board of Directors of the combined entity.

     "CLOSING" shall have the meaning assigned to that term in Section 2.3.

     "CLOSING DATE" shall have the meaning assigned to that term in Section 2.3.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

     "COMMISSION" shall mean the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     "COMMISSION DOCUMENTS" shall have the meaning assigned to such term in
Section 5.34.

     "COMMON STOCK" shall have the meaning assigned to that term in the second Whereas clause hereof, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

     "COMPLIANCE CERTIFICATE" shall have the meaning assigned to such term in
Section 8.1(c).

     "CONDITION OF THE COMPANY" shall mean the assets, business, properties, prospects, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole.

     "CONTINGENT OBLIGATION" as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

     "CONTRACTUAL OBLIGATIONS"shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

     "CURRENT ASSETS" shall mean, at any date, the aggregate of the current assets of the Company and its Subsidiaries determined on a consolidated basis as of such date, as determined in accordance with GAAP.

     "CURRENT LIABILITIES" shall mean, at any date, the aggregate of the current liabilities of the Company and its Subsidiaries, determined on a consolidated basis as of such date, as determined in accordance with GAAP.

     "DEFINED BENEFIT PLAN" shall mean a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or non-qualified (whether or not subject to ERISA or the Code).

     "EBITDA" shall be calculated as set forth in Exhibit H.
                                                  ---------

     "ELEKTA" shall have the meaning ascribed to such term in the first Whereas clause.

     "ELEKTA PURCHASE AGREEMENT" shall have the meaning ascribed to such term in the first Whereas clause.

     "ENVIRONMENTAL LAWS" shall mean any applicable federal, state, territorial, provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereto, public or employee health or safety or any other environmental matter, together with any other laws (federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant including, without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), the Hazardous Material Transportation Act (49
                    -- ---
U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
            -- ---
6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251
     -- ---
et seq.), the Clean Air Act (42 U.S.C. 1251 et seq.), the Toxic Substances
-- ---                                      -- ---
Control Act (15 U.S.C. 2601 et seq.), and the Occupational Safety and Health
                            -- ---
Act (29 U.S.C. 651 et seq.), as such laws have been, or are, amended, modified
                   -- ---
or supplemented heretofore.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" shall mean a corporation that is or was a member of a controlled group of corporations with the Company within the meaning of section 4001(a) or (b) of ERISA or section 414(b) of the Code, a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) that is under common control with the Company within the meaning of section 414(m) of the Code, or a trade or business which together with the Company, is treated as a single employer under section 414(o) of the Code.

     "EVENT OF DEFAULT" shall have the meaning assigned to such term in the Note.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "FDA" shall have the meaning ascribed to such term in Section 5.7.

     "FUNDED DEBT" means with respect to any Person and as at any date of determination thereof, without duplication, (a) all Indebtedness of such Person as at such date for money borrowed, (b) the principal component of all Capital Lease Obligations, (c) all Indebtedness for the deferred purchase price of property or services represented by a note or other security (other than in respect of any trade payable) or other Indebtedness arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), and (d) all Indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien.

     "GAAP" shall mean generally accepted accounting principles in effect from time to time within the United States.

     "GOVERNMENTAL AUTHORITY" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "GUARANTEE AND COLLATERAL AGREEMENT" means the Guarantee and Collateral Agreement substantially in the form of Exhibit C to be delivered by the Company and the Guarantors under the terms of this Agreement, including any future such agreement delivered by a Subsidiary pursuant to Section 8.1(j) hereof.

     "GUARANTORS" means any Subsidiary of the Company that is party to the Guarantee and Collateral Agreement, including without limitation, NMT NeuroSciences (International), Inc., NMT Investments Corp., NMT NeuroSciences
(US), Inc., NMT NeuroSciences (IP), Inc., NMT Heart, Inc. and Cordis Innovasive Systems, Inc.

     "HAZARDOUS MATERIALS" shall mean (i) any chemical pollutant, contaminant, pesticide, petroleum or petroleum product or byproduct radioactive substance, solid waste (hazardous or extremely hazardous), special, dangerous or toxic waste, hazardous or toxic substance, chemical or material regulated, listed, referred to, limited or prohibited under any Environmental Law, including without limitation: (i) friable or damaged asbestos, asbestos-containing material, polychlorinated biphenyls (PCBs), solvents and waste oil; (ii) any "hazardous substance" as defined under CERCLA or any environmental law, statute, regulation or rule; (iii) any hazardous waste defined under RCRA or any Environmental Law; and (iv) even if not prohibited, listed, limited or regulated by an Environmental Law, all pollutants, contaminants, hazardous, dangerous or toxic chemical materials, wastes or any other substances, including without limitation, any industrial process or pollution control waste (whether or not hazardous within the meaning of RCRA) which could pose a hazard to the environment, or the health and safety of any person or impair the use or value of any portion of the property of the Company or any of its Subsidiaries.

     "INDEBTEDNESS" shall mean as to any Person (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, unfunded credit commitments, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person.

     "INDEMNIFIED PARTY" shall have the meaning assigned to such term in
Section 7.1.

     "INTELLECTUAL PROPERTY" shall mean all of the following as they exist in all jurisdictions throughout the world:

          (i) patents and patent applications (including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted) ("PATENTS")'

          (ii) trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof (collectively, "TRADEMARKS");

          (iii) copyright registrations and applications for registration thereof, and any non-registered copyrights ("COPYRIGHTS");

          (iv) trade secrets, inventions (whether or not patentable and whether or not reduced to practice), invention disclosures and improvements thereto (collectively, "TRADE SECRETS");

          (v)    proprietary computer software programs and source code; and

          (vi) any other information concerning the Company or any Subsidiary that is not generally available to the public and which is treated as confidential or proprietary by the Company or such Subsidiary (collectively, "CONFIDENTIAL INFORMATION").

     "INTEREST COVERAGE" shall be determined as set forth in Exhibit H.
                                                             ---------

     "INTEREST EXPENSE" shall mean, with respect to the Company and its Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP consistently applied, including
(i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (iv) all commissions paid to factors during such period, and (b) any other capitalized interest of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP consistently applied.

     "INTERIM FINANCIAL STATEMENTS" shall have the meaning assigned to that term in Section 5.12(a) of this Agreement.

     "INVESTMENT" shall mean (i) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, any other Person (other than a Person that prior to the relevant purchase or acquisition was a Subsidiary of the Company) or (ii) any direct or indirect loan, advance or capital contribution by the Company or any of its Subsidiaries to any other Person (other than a Subsidiary of the Company), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for
           ----
increases or decreases in value, or writeups, write-downs or write-offs with respect to such Investment.

     "IP LICENSES" shall have the meaning assigned to that term in Section 5.24(b)(ii).

     "ITC" shall have the meaning assigned to that term in Section 5.12(b) of this Agreement.

     "ITC AUDITED FINANCIAL STATEMENTS" shall have the meaning assigned to that term in Section 5.12(b) of this Agreement.

     "ITC INTERIM FINANCIAL STATEMENTS" shall have the meaning assigned to that term in Section 5.12(b) of this Agreement.

     "LIABILITIES" shall have the meaning assigned to that term in Section 7.1.

     "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, claim, restriction or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

     "MULTIEMPLOYER PLAN" shall mean a multiemployer plan within the meaning of
Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code.

     "NET FUNDED INDEBTEDNESS" shall be calculated as set forth in Exhibit H.
                                                                   ---------

     "NOTES" shall mean the WSDF Note, together with all notes issued in connection with the substitution, replacement or transfer thereof.

     "OPERATING CASH FLOW" shall be calculated as set forth in Exhibit H.
                                                               ---------

     "OPTIONS" shall have the meaning assigned to that term in Section 5.19(a) of this Agreement.

     "OUTSTANDING BORROWINGS" shall mean all Indebtedness of the Company and its Subsidiaries for money borrowed that is outstanding at the relevant time of determination.

     "PERSON" shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "PLANS" shall have the meaning assigned to that term in Section 5.23 of this Agreement.

     "PLEDGE AGREEMENTS" means the pledge agreements substantially in the forms of Exhibits D and E hereto to be delivered by (x) NMT NeuroSciences (International) Inc., in respect of the stock of NMT NeuroSciences (U.K.) Ltd. and (y) NMT Neurosciences (International) Inc. and Nitinol Medical Technologies, Inc. in respect of the stock of Yellow Tape B.V. and Nitinol Medical Technologies International, B.V., under the terms of this Agreement, and any future pledge agreements delivered by the Company or a Subsidiary pursuant to
Section 8.1(j) hereof.

     "PREFERRED STOCK" shall have the meaning assigned to that term in Section 5.19(a) of this Agreement.

     "PRO FORMA BALANCE SHEET" shall mean the pro forma consolidated balance sheet of the Company and its Subsidiaries referred to in Section 5.12(a).

     "PURCHASED SHARES" shall have the meaning assigned to such term in the second Whereas clause.

     REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement substantially in the form attached hereto as Exhibit F granting registration
                                             ---------
rights to the Purchaser and Whitney.

     "REQUIREMENTS OF LAW" shall mean as to any Person, provisions of the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, or any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its Property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

     "RESTRICTED PAYMENT"shall mean: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock, limited liability company interest, or partnership interest of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock, limited liability company interest, or partnership interest to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock, limited liability company interest or partnership interest of the Company or any of its Subsidiaries now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Indebtedness existing pursuant to the Note and this Agreement; (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock, limited liability company interest, or partnership interest of the Company or any of its Subsidiaries now or hereafter outstanding; and (v) any payment under any noncompete agreement.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

     "SECURITY DOCUMENTS" shall mean, collectively, the Guarantee and Collateral Agreement and the Pledge Agreements.

     "SENIOR INDEBTEDNESS" shall mean all Indebtedness of the Company and its Subsidiaries currently outstanding or incurred in the future pursuant to any borrowing by the Company or any of its Subsidiaries from any bank or institutional lender having total assets (together with its affiliates) in excess of $500,000,000, and any renewals, extensions, refinancings or refundings thereof.

     "SHARES" shall mean the Purchased Shares and the Transaction Fee Shares.

     "SOLVENT" shall mean, with respect to the Company and its Subsidiaries considered as a whole, based on the Pro Forma Balance Sheet, that (i) the assets and the property of the Company and its Subsidiaries, considered as a whole, exceed the aggregate liabilities (including contingent and unliquidated liabilities) of the Company and its Subsidiaries, considered as a whole, and
(ii) after giving effect to the transactions contemplated by the Transaction Documents and the Acquisition Documents, the Company and its Subsidiaries, considered as a whole, are able to both service and pay their liabilities as they mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

     "STOCK PLAN" shall have the meaning assigned to that term in Section 5.19(a) of this Agreement.

     "STOCK PLAN SHARES" shall have the meaning assigned to that term in Section 5.19(a) of this Agreement.

     "SUBSIDIARY" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

     "TAX" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" shall mean, any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Security Documents, and any other document, certificate, notice or consent related to any of the foregoing.

     "TRANSACTION FEE SHARES" has the meaning assigned such term in Section 2.2.

     "WARRANTS" shall have the meaning assigned to that term in Section 5.19(a) of this Agreement.

     "WHITNEY" shall have the meaning assigned to such term in the preamble hereto.

     "WSDF NOTE" shall have the meaning ascribed such term in the second Whereas clause.

     1.2  ACCOUNTING TERM:  FINANCIAL STATEMENTS.  All accounting terms used
          --------------------------------------
herein and not expressly defined in this Agreement shall have the respective meanings given to them in conformance with GAAP. Financial statements and other information furnished pursuant to this Agreement or the other Transaction Documents shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided that the
                                                           --------
Company shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "ACCOUNTING CHANGES" means: (a) changes in accounting principles required by GAAP and implemented by the Company and (b) changes in accounting principles recommended by the Company's certified public accountants and implemented thereby.

     1.3  KNOWLEDGE OF THE COMPANY.  All references to the knowledge of the
          ------------------------
Company or to facts known by the Company shall mean actual knowledge or notice of its Chief Executive Officer, President, Chief Financial Officer or other executive officer or any Chief Executive Officer, Chief Financial Officer or other executive officer of any Subsidiary (prior to giving effect to the Acquisition) or division thereof or knowledge which such Person could reasonably have acquired through the exercise of due inquiry.


                                   ARTICLE 2

                      PURCHASE AND SALE OF THE WSDF NOTE
                           AND THE PURCHASED SHARES
                           ------------------------

     2.1  PURCHASE AND SALE OF THE WSDF NOTE AND THE PURCHASED  SHARES.
          ------------------------------------------------------------
Subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to the Purchaser, and the Purchaser agrees that it will acquire from the Company on the Closing Date, the WSDF Note and the Purchased Shares. The purchase price for the WSDF Note and the Purchased Shares shall be $20,000,000. The parties hereto covenant and agree that they shall allocate $3,255,001 of the purchase price to the purchase by the Purchaser of the Purchased Shares.

     2.2  FEES AT CLOSING.  Concurrently with the execution hereof, the
          ---------------
Company shall (a) pay to Whitney a debt placement fee of $600,000, (b) pay to Whitney a transaction fee of 113,793 shares (the "TRANSACTION FEE SHARES") of Common Stock in connection with the Elekta Purchase Agreement and (c) reimburse all of the Purchaser's and Whitney's reasonable out-of-pocket expenses (including, without limitation, reasonable fees, charges, disbursements of counsel (including Paul, Weiss, Rifkind, Wharton & Garrison, Rowe & Maw and Stibbe Simont Monahan Dubot) and travel expenses) incurred in connection with
(i) the negotiation and execution and delivery of this Agreement and the Transaction Documents and the Purchaser's due diligence investigation and (ii) the transactions contemplated by this Agreement and the other Transaction Documents, which payments shall be made, if in cash, by wire transfer of immediately available funds to an account or accounts designated by the Purchaser and, if in Common Stock, as set forth herein.

     2.3  CLOSING.  The purchase and issuance of the WSDF Note and the
          -------
Purchased Shares shall take place at the closing (the "CLOSING") to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064 concurrently with the closing of the Acquisition pursuant to the Elekta Purchase Agreement (the "CLOSING DATE"). At the Closing, the Company shall deliver the WSDF Note and the Purchased Shares to the Purchaser against delivery by the Purchaser to the Company of the purchase price therefor specified in Section 2.1. Payment of such purchase price shall be by wire transfer.

     2.4  FINANCIAL ACCOUNTING POSITIONS; TAX REPORTING.  Each of the
          ---------------------------------------------
parties hereto agrees to take reporting and other positions with respect to the WSDF Note and the Purchased Shares which is consistent with the purchase price of the WSDF Note and the Purchased Shares set forth herein for all financial accounting purposes, unless otherwise required by applicable GAAP or Commission rules (in which case the parties agree only to take positions inconsistent with the purchase price of the WSDF Note and the Purchased Shares set forth herein provided that the Purchaser has consented thereto, which consent shall not be unreasonably withheld). Each of the parties to this Agreement agrees to take reporting and other positions with respect to the WSDF Note and the Purchased Shares which is consistent with the purchase price of the WSDF Note and the Purchased Shares set forth herein for all other purposes, including without limitation, for all federal, state and local tax purposes.

                                   ARTICLE 3

                      CONDITIONS TO THE OBLIGATION OF THE
                      PURCHASER TO PURCHASE THE WSDF NOTE
                           AND THE PURCHASED SHARES
                           ------------------------

     The obligation of the Purchaser to purchase the WSDF Note and the Purchased Shares, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waived by, the Purchaser of the following conditions on or before the Closing Date or as specified herein.

     3.1  REPRESENTATIONS AND WARRANTIES.  The representations and
          ------------------------------
warranties of the Company contained in Article 5 hereof shall be true and correct (a) at and as of the Closing Date and (b) after giving effect to the transactions contemplated by the Transaction Documents and the Acquisition Documents, as if made at and as of such date, and the Purchaser shall have received at the Closing a certificate to the foregoing effect, dated the Closing Date, and executed by the Chief Executive Officer, President or a Vice President of the Company.

     3.2  COMPLIANCE WITH THIS AGREEMENT.  The Company shall have performed
          ------------------------------
and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date, and the Purchaser shall have received at the Closing a certificate to the foregoing effect, dated the Closing Date, and executed by the Chief Executive Officer, President or a Vice President of the Company.

     3.3  SECRETARY'S CERTIFICATES.  The Purchaser shall have received
          ------------------------
certificates from the Company and each of its Subsidiaries that is party to the Guarantee and Collateral Agreement, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company or its appropriate Subsidiary, certifying (a) that the attached copies of the Certificate of Incorporation and By-laws of the Company or its Subsidiary, and resolutions of the Board of Directors of the Company or its Subsidiary, approving the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, and (b) as to the incumbency and specimen signature of each officer of the Company or its Subsidiaries, as appropriate, executing any Transaction Document to which it is a party or any other document delivered in connection herewith on behalf of the Company or one of its Subsidiaries, as appropriate.

     3.4  DOCUMENTS.  The Purchaser shall have received true, complete and
          ---------
correct copies of such agreements, schedules, exhibits, certificates, documents, financial information and filings as it may request in connection with or relating to the transactions contemplated hereby, all in form and substance satisfactory to the Purchaser.

     3.5  OPINION OF COUNSEL.  The Purchaser shall have received opinions
          ------------------
of Hale and Dorr LLP, Collyer-Bristow, and Nauta Dutilh, outside counsel to the Company and its Subsidiaries, dated as of the Closing Date, relating to the transactions contemplated by or referred to herein, in form and substance attached hereto as Exhibits B-1, B-2 and B-3.
                   -------------------------

     3.6  APPROVAL OF COUNSEL TO THE PURCHASER.  All actions and
          ------------------------------------
proceedings hereunder and all agreements, schedules, exhibits, certificates, opinions, financial information, filings and other documents required to be delivered by the Company and each of its Subsidiaries hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been in form and substance acceptable to Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Purchaser, in its reasonable judgment.

     3.7  CONSENTS AND APPROVALS.  All consents, exemptions, authorizations, or
          ----------------------
other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company and each of its Subsidiaries necessary, desirable, or required in connection with the execution, delivery or performance (including, without limitation, the payment of interest on the Note) by the Company or its Subsidiaries, or enforcement against the Company or its Subsidiaries, of those Transaction Documents to which it is a party shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

     3.8  NO MATERIAL JUDGMENT OR ORDER.  There shall not be on the Closing
          -----------------------------
Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the judgment of the Purchaser, would prohibit the purchase and issuance of the WSDF Note or the Purchased Shares or the issuance of the Transaction Fee Shares or the payment of the debt placement fee hereunder or subject the Purchaser to any penalty or other onerous condition under or pursuant to any Requirement of Law if the WSDF Note or the Purchased Shares were to be purchased hereunder; and the Purchaser shall have received such certificates or other evidence as it may reasonably request to establish compliance with this condition.

     3.9  PRO FORMA BALANCE SHEET.  The Company shall have delivered to the
          -----------------------
Purchaser as of the Closing Date the Pro Forma Balance Sheet, certified by the Chief Financial Officer of the Company that fairly presents the pro forma adjustments reflecting the consummation of the transactions contemplated by the Transaction Documents and the Acquisition Documents, including all material fees and expenses in connection therewith.

     3.10 GOODSTANDING CERTIFICATES.  The Company shall have delivered to
          -------------------------
the Purchaser as of the Closing Date, goodstanding certificates for the Company and each of its Subsidiaries that is a party to the Guarantee and Collateral
Agreement for each of their respective jurisdictions of incorporation and all other jurisdictions where they are qualified to do business as a foreign corporation.

     3.11 NO MATERIAL ADVERSE CHANGE.  Since December 31, 1997, except as
          --------------------------
publicly announced and identified on Schedule 5.14(b), there shall have been no
                                     ----------------
material adverse change, nor shall any such change be threatened, in the Condition of the Company.

     3.12 DUE DILIGENCE.  The Purchaser shall have completed its due
          -------------
diligence review of the assets, business, properties, prospects, operations and financial and other condition of the assets of Elekta being acquired pursuant to the Elekta Purchase Agreement, and shall be reasonably satisfied with the results of such review. Such due diligence review shall include, without limitation, receipt of audited Elekta financial statements for the 12 months ended April 30, 1998 and review of Elekta's financial systems integration plan and audit work papers by the Purchaser's Chief Financial Officer, Daniel O'Brien.

     3.13 CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE COMPANY AND THE
          ---------------------------------------------------------------
SUBSIDIARIES.  No amendments to the articles or certificate of incorporation or
------------
by-laws of the Company or any of its Subsidiaries as in effect on the date hereof shall have been effected.

     3.14 MARKET CONDITIONS.  Prior to the Closing Date, (a) trading in
          -----------------
securities generally on the National Market System of the Nasdaq Stock Market shall not have been suspended or limited or minimum or maximum prices shall not have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall not have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other Governmental Authority, (b) a general banking moratorium shall not have been declared by either federal, New York State or Commonwealth of Massachusetts authorities or (c) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall not have occurred.

     3.15 NO DEFAULT OR BREACH.  Neither the Company nor any of its
          --------------------
Subsidiaries shall have been in default under or with respect to any of the Transaction Documents or the Acquisition Documents and, after giving effect to the transactions contemplated hereby and thereby, neither the Company nor any of its Subsidiaries will be in default under any of the Transaction Documents or the Acquisition Documents.

     3.16 ELEKTA PURCHASE AGREEMENT.  The closing of the transactions
          -------------------------
contemplated by the Elekta Purchase Agreement shall simultaneously occur with the Closing hereof and all of the conditions set forth in Article 6 thereof shall have been satisfied or waived; provided, that any such waiver shall have been given only
                     --------  ----
with the prior written consent of the Purchaser.

     3.17 FAIRNESS OPINION.  At least three (3) Business Days prior to the
          ----------------
Closing, the Company shall have obtained and delivered to the Purchaser a copy of an opinion from Junewicz & Co., Inc., in form and substance satisfactory to the Purchaser, that the terms of this Agreement are fair, from a financial point of view, to the Company.

     3.18 FACILITIES FEE AND TRANSACTION FEE.  The Company shall have paid
          ----------------------------------
to Whitney the fees and payments provided for in Section 2.2 hereof.

     3.19 REGISTRATION RIGHTS AGREEMENT.  The Company shall have duly
          -----------------------------
executed and delivered the Registration Rights Agreement.

     3.20 SECURITY DOCUMENTS.  The Company and its Subsidiaries, as
          ------------------
appropriate, shall have duly executed and delivered to the Purchaser, the Security Documents. The Security Documents shall be accompanied by (i) financing statements (UCC-1) duly executed and in proper form for filing under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Purchaser, desirable, to perfect the security interests created by the Security Documents, and (ii) certified copies of requests for information identifying all of the financing statements on file with respect to the debtors in all jurisdictions referred to under (i), indicating that no party claims an interest in any of the Collateral (as defined in the Security Documents), except for Liens identified on Schedule 5.27. The Guarantee and Collateral Agreement shall be accompanied by duly executed instruments for filing with the United States Patent and Trademark Office and the United States Copyright Office and searches of the files of such offices indicating that no party claims an interest in any of the Collateral (as defined in the Guarantee and Collateral Agreement). Pledges of stock pursuant to the Pledge Agreements and Section 5.7 of the Guarantee and Collateral Agreement shall be accompanied by certificates representing the pledged shares referred to therein accompanied by undated stock powers executed in blank.


                                   ARTICLE 4

                  CONDITIONS TO THE OBLIGATION OF THE COMPANY
           TO ISSUE AND SELL THE WSDF NOTE AND THE PURCHASED SHARES
           --------------------------------------------------------

     The obligation of the Company to issue and sell the WSDF Note and the Purchased Shares and to perform its other obligations hereunder relating thereto shall be subject to the satisfaction as determined by, or waived by, the Company of the following conditions on or before the Closing Date:

     4.1  REPRESENTATIONS AND WARRANTIES.  The representations and
          ------------------------------
warranties of the Purchaser contained in Article 6 hereof shall be true and correct at and as of the Closing Date as if made at and as of such date.

     4.2  COMPLIANCE WITH THIS AGREEMENT.  The Purchaser shall have
          ------------------------------
performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchaser on or before the Closing Date.

     4.3  CONSENTS AND APPROVALS.  All consents, exemptions, authorizations
          ----------------------
or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company and each of its Subsidiaries necessary, desirable, or required in connection with the execution, delivery or performance (including, without limitation, the payment of interest on the Note) by the Company or enforcement against the Company, of the Transaction Documents to which it is a party shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

     4.4  ELEKTA PURCHASE AGREEMENT.  The closing of the transactions
          -------------------------
contemplated by the Elekta Purchase Agreement shall simultaneously occur with the Closing hereof.


                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     The Company hereby represents and warrants to the Purchaser as follows:

     5.1  CORPORATE EXISTENCE AND POWER.  The Company and each of its
          -----------------------------
Subsidiaries: (a) is, and after giving effect to the transactions contemplated by the Transaction Documents and the Acquisition Documents, will be a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) will have all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) is, and after giving effect to the transactions contemplated by the Transaction Documents and the Acquisition Documents, will be duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so would not have a material adverse effect on the Condition of the Company; and (d) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is or will be a party.

     5.2  CORPORATE AUTHORIZATION; NO CONTRAVENTION.  The execution,
          -----------------------------------------
delivery and performance by the Company and its Subsidiaries of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, including without limitation the issuance of the WSDF Note and the Shares: (a) has been duly authorized by all necessary corporate, and if required, stockholder action; (b) does not contravene the terms of the Company's or any of its Subsidiaries' Certificate of Incorporation or By-laws, or any amendment thereof, and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Company or any of its Subsidiaries or any Requirement of Law applicable to the Company or any of its Subsidiaries.

     5.3  GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS.  No approval,
          ------------------------------------------------
consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by (including, without limitation, the payment of interest on the Note), or enforcement against, the Company or any of its Subsidiaries of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

     5.4  BINDING EFFECT.  This Agreement has been, and each of the other
          --------------
Transaction Documents to which the Company or any of its Subsidiaries will be a party to, will be duly executed and delivered by the Company or one of its Subsidiaries, as applicable, and this Agreement constitutes, and such Transaction Documents will constitute, the legal, valid and binding obligation of the Company or its Subsidiaries, as applicable, enforceable against the Company or its Subsidiaries in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

     5.5  NO LEGAL BAR.  Neither the execution, delivery and performance of
          ------------
the Transaction Documents or the Acquisition Documents, the issuance of the Shares nor the issuance or performance of the terms of the WDSF Note will violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has previously entered into any agreement which is currently in effect or to which the Company or any of its Subsidiaries is currently bound, granting any rights to any Person which are inconsistent with the rights to be granted by the Company in the Transaction Documents.

     5.6  LITIGATION.  Except as set forth on Schedule 5.6, there are no
          ----------                          ------------
legal actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting the Company or any of its Subsidiaries (or, as applicable, to the Company's knowledge, any of their respective shareholders, directors, officers, employees or agents). No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Transaction Documents.

     5.7  COMPLIANCE WITH LAWS.  Except as set forth on Schedule 5.7, the
          --------------------                          ------------
Company and each of its Subsidiaries are in compliance with all Requirements of Law. Except as set forth on Schedule 5.7, there are no product recalls by the
                            ------------
United States Food and Drug Administration ("FDA") or any comparable foreign regulatory authority pending or, to the knowledge of the Company, contemplated or threatened, with respect to any products manufactured, sold, marketed, distributed or delivered by the Company or any of its Subsidiaries or, to the knowledge of the Company, with respect to any licensed products manufactured, sold, marketed, distributed or delivered by the Company's licensees pursuant to license agreements with the Company and, to the knowledge of the Company, there are no pending or threatened investigations by any Governmental Authority with respect to such products which, either individually or in the aggregate, could have a material adverse effect on the Condition of the Company. Except as set forth on Schedule 5.7, the Company and each of its Subsidiaries is in compliance
         ------------
in all material respects with all applicable FDA or comparable foreign regulatory authority requirements, including, without limitation, facility registration, device listing and product notifications, and the Company has no knowledge that it or any of its Subsidiaries or licensees is not operating in compliance in all material respects with FDA or comparable foreign regulatory authority operating requirements, including, without limitation, good manufacturing practices. In April 1990 the FDA accepted the Company's 510(k) notification with respect to the Simon Nitinol Filter and all 510(k) notifications with respect to subsequent modifications thereto have been accepted by the FDA.

     5.8  NO DEFAULT OR BREACH.  No event has occurred and is continuing or
          --------------------
would result from the incurring of obligations by the Company and its Subsidiaries under the Transaction Documents or the Acquisition Documents which constitutes or, with the giving of notice or lapse of time or both, would constitute an Event of Default. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any material respect.

     5.9  TITLE TO PROPERTIES.
          -------------------

          (a) The Company and/or its Subsidiaries have good and marketable title in and to all real property reflected on the Pro Forma Balance Sheet or used in connection with their business, free and clear of all Liens, liabilities and rights except as provided on Schedule 5.9(a).
                                 ---------------

          (b) The Company and/or its Subsidiaries hold all of the right, title and interest of the tenant under the leases reflected on the Pro Forma Balance Sheet free and clear of all Liens, liabilities and rights except as provided on
Schedule 5.9(b).
---------------

     5.10 USE OF REAL PROPERTY.  Except as set forth on Schedule 5.10, the
          --------------------                          -------------
owned and leased real properties reflected on the Pro Forma Balance Sheet or used in connection with the business of the Company and its Subsidiaries, are used and operated in compliance and conformity with all applicable leases, contracts, commitments, licenses and permits, except to the extent that the failure so to comply would not, in the aggregate, materially adversely affect the Condition of the Company; neither the Company nor any of its Subsidiaries has received notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the operations of either the Company or any of its Subsidiaries; and there is no such violation. Except as set forth on Schedule 5.10, all structures,
                                        -------------
improvements and other buildings that are owned or covered by leases reflected on the Pro Forma Balance Sheet or used in connection with the business of the Company and its Subsidiaries, comply with all applicable ordinances, codes, regulations and requirements, have a valid and subsisting certificate of occupancy for their present use, and neither the Company nor any Subsidiary thereof has received any written notice from any Governmental Authority which is still outstanding of any failure to obtain any certificate, permit, license or approval with respect to the real property, or any intended revocation, modification or cancellation of same, and no law or regulation presently in effect or condition precludes or materially restricts continuation of the present use of such properties. Each lease relating to leased real property reflected on the Pro Forma Balance Sheet or used in connection with the business of the Company and its Subsidiaries is in full force and effect and the Company enjoys peaceful and undisturbed possession thereunder. There is no default on the part of the Company or any of its Subsidiaries or event or condition which with notice or lapse of time, or both, would constitute a default on the part of the Company or any of its Subsidiaries under any such lease. There are no service contracts, maintenance contracts, union contracts, concession agreements, licenses, agency agreements or any other written contracts or agreements affecting the real property or the leased property, reflected on the Pro Forma Balance Sheet or used in connection with the business of the Company and its Subsidiaries, or the operation thereof, other than those listed on
Schedule 5.10, except for contracts or agreements (oral or written) which are
-------------
cancelable on no more than thirty (30) days' notice. There are no pending or, to the knowledge of the Company, threatened condemnation or eminent domain proceedings that would affect any part of the real property or the leased property reflected on the Pro Forma Balance Sheet or used in connection with the business of the Company and its Subsidiaries. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the real property or the leased property on the Pro Forma Balance Sheet or used in connection with the business of the Company and its Subsidiaries, at law or in equity, before any federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality which would in any way affect title to such real property or the leased property.

     5.11 TAXES.
          -----

          (a) Each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Except as set forth on Schedule
                                                                        --------
5.11, neither the Company nor any of its Subsidiaries currently is the
----
beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.
There are no Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) Neither the Company nor any of its Subsidiaries expects any Governmental Authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries either (i) claimed or raised by any Governmental Authority in writing or (ii) as to which the Company has knowledge based upon personal contact with any agent of such authority.

Schedule 5.11 lists all federal, state, local, and foreign income Tax Returns
-------------
filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of an audit. The Company has delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 1995.

          (d) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) Neither the Company nor any of its Subsidiaries has filed a consent under Code (S) 341(f) concerning collapsible corporations. Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code
(S) 280G. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code (S) 897(c)(2) during the applicable period specified in Code (S) 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
(S) 6621. Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries has been a member of an Affiliated Group filing a consolidated federal income Tax Return other than a group consisting of the Company and its Subsidiaries.

          (f) Schedule 5.11 sets forth the following information with respect to
              -------------
each of the Company and its Subsidiaries (or, in the case of clause (ii) below, with respect to each of the Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby and by the other Transaction Documents and the Acquisition Documents); (i) the basis of the Company or Subsidiary in its assets, (ii) the basis of the stockholder(s) of the Subsidiary in its stock (or the amount of any excess loss account); (iii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or Subsidiary; and (iv) the amount of any deferred gain or loss allocable to the Company or Subsidiary arising out of any deferred intercompany transaction.

          (g) The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of April 30, 1998 month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet for such month end (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

          (h) Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any person or entity other than the Company and its Subsidiaries (i) under Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or
(iv) otherwise.

          (i) Each Affiliated Group has filed all income Tax Returns that it was required to file for each taxable period during which any of the Company and its Subsidiaries was a member of the group. All such Tax Returns were correct and complete (i) in all respects insofar as they relate to any of the Company and its Subsidiaries and (ii) in all material respects insofar as they do not relate to the Company and its Subsidiaries. All material income Taxes owed by any Affiliated Group (whether or not shown on any Tax Return) have been paid for each taxable period during which any of the Company and its Subsidiaries was a member of the group.

          (j) Neither the Company nor any of its Subsidiaries expects any Governmental Authority to assess any additional income Tax against any Affiliated Group for any taxable period during which any of the Company and its Subsidiaries was a member of the group. There is no dispute or claim concerning any income Tax liability of any Affiliated Group for any taxable period during which any of the Company and its Subsidiaries was a member of the group either (i) claimed or raised by any Governmental Authority in writing or (ii) as to which the Company has knowledge based upon personal contact with any agent of such authority. Except as disclosed on Schedule 5.11, no Affiliated Group has waived any statute of
                -------------
limitations in respect of any income Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency for any taxable period during which any of the Company and its Subsidiaries was a member of the group.

     5.12 FINANCIAL CONDITION.
          -------------------

          (a) The Company has furnished the Purchaser with true and complete copies of (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1997, December 1, 1996 and December 31, 1995 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows, together with the notes thereto, of the Company and its Subsidiaries for the years then ended, together with the report of Arthur Andersen LLP thereon (the "AUDITED FINANCIAL STATEMENTS") and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of April 30, 1998 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flow of the Company and its Subsidiaries for the four month period ended April 30, 1998 (the "INTERIM FINANCIAL STATEMENTS"). The Audited Financial Statements and the Interim Financial Statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the consolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto and subject, in the case of the Interim Financial Statements, to normal year-end audit adjustments.

          (b) The Company has furnished the Purchaser with true and complete copies of (i) the audited balance sheet of Image Technologies Corporation ("ITC") as of December 31, 1997, and the related statements of operations, stockholders' equity (deficit) and cash flows, together with the notes thereto, of ITC for the year then ended, and for the period from inception (November 17, 1995) to December 31, 1997, together with the report of Arthur Andersen LLP thereon (the "ITC AUDITED FINANCIAL STATEMENTS") and (ii) the unaudited balance sheet of ITC as of April 30, 1998 and the related statements of operations, stockholders' equity (deficit) and cash flow of ITC for the four months ended April 30, 1998 (the "ITC INTERIM FINANCIAL STATEMENTS"). The ITC Audited Financial Statements and the ITC Interim Financial Statements fairly present, in all material respects, the financial position of ITC as of the respective dates thereof, and the results of operations and cash flows of ITC as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the period involved, except as otherwise set forth in the notes thereto and subject, in the case of the ITC Interim Financial Statements, to normal year-end audit adjustments.

          (c) The Pro Forma Balance Sheet delivered to the Purchaser sets forth the assets and liabilities of the Company and each of its Subsidiaries on a pro forma consolidated basis after taking into account the consummation of the transactions contemplated in this Agreement and by the other Transaction Documents and the Acquisition Documents as of the Closing Date. The Pro Forma Balance Sheet has been prepared in a manner that fairly presents in all material respects the assets and liabilities of the Company and each Subsidiary and: (i) in respect of information relating to periods ending on or prior to April 30, 1998, (x) in relation to the Company and Subsidiaries of the Company prior to the consummation of the Acquisition, in accordance with GAAP and (y) in relation to entities and assets acquired by the Company upon consummation of the Acquisition, based upon an audited financial statement prepared by Coopers & Lybrand in accordance with International GAAP; and (ii) in respect of information relating to the period commencing May 1, 1998, (x) in relation to the Company and Subsidiaries of the Company prior to the consummation of the Acquisition, in accordance with the Company's normal accounting practices which are, to the best of the Company's knowledge, consistent with GAAP, consistently applied, and (y) in relation to entities and assets acquired by the Company upon consummation of the Acquisition, in accordance with such entities' normal accounting practices which are, to the best of the Company's knowledge, consistent with International GAAP, consistently applied; provided, however,
                                                          --------  -------
that information in the Pro Forma Balance Sheet for the period commencing May 1, 1998 with respect to the business being acquired in the Acquisition represents the best estimate by the Company of such information.

          (d) The projections of the Company and its Subsidiaries on a consolidated basis heretofore delivered to the Purchaser (i) were prepared by the Company in the ordinary course of its operations consistent with past practice, (ii) are the most current projections prepared by the Company relating to the periods covered thereby, and (iii) are based on assumptions which were reasonable when made and such assumptions and projections are reasonable on the date hereof. Neither the Company nor any of its Subsidiaries have delivered to any Person any later dated projections.

     5.13 ERISA -- PROHIBITED TRANSACTIONS.  The execution and delivery of
          --------------------------------
the Transaction Documents and the Acquisition Documents, the purchase and sale of the WSDF Note hereunder and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.14 DISCLOSURE.
          ----------

          (a)  Agreement and Other Documents.  Neither (i) the Acquisition
               -----------------------------
Agreements or (ii) the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading; provided however, that to the extent the
                                      ----------------
representation made by the Company in this Section 5.14(a) relates to statements or omissions regarding the assets acquired pursuant to the Acquisition Documents, it is made by the Company solely to the extent of its knowledge.

          (b)  Material Adverse Effects.  Except as described in Schedule
               ------------------------                          --------
5.14(b), there is no fact known to the Company, which the Company has not disclosed to the Purchaser in writing which materially adversely affects or, insofar as the Company can reasonably foresee, could materially adversely affect, the Condition of the Company or the ability of the Company or any of its Subsidiaries to perform its obligations under the Transaction Documents or the Acquisition Documents, or any agreement or other document contemplated hereby or thereby to which it is a party.

     5.15 ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since December 31, 1997,
          ------------------------------------
except as set forth on Schedule 5.15 or as contemplated by this Agreement,
                       -------------
neither the Company nor any of its Subsidiaries has (i) issued any stock, bonds or other corporate securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent), other than in the ordinary course of business, in excess of $10,000, (iii) discharged or satisfied any Lien or incurred or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business, in excess of $10,000, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the ordinary course of business consistent with past practice, (vi) sold, assigned or transferred any of its tangible assets, or canceled any debts or claims, other than in the ordinary course of business consistent with past practice
(vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, other than in the ordinary course of business consistent with past practice, (viii) suffered any losses of property or waived any rights of substantial value, (ix) suffered any material adverse change in the Condition of the Company, (x) expended any material amount, granted any bonuses or extraordinary salary increases, (xi) entered into any transaction involving consideration in excess of $50,000 other than in the ordinary course of its business and consistent with past practice or except as otherwise contemplated hereby or (xii) entered into any agreement or transaction, or amended or terminated any agreement, with an Affiliate.

     5.16 ENVIRONMENTAL MATTERS.  Except as described on Schedule 5.16:
          ---------------------                          -------------

          (a) The property, assets and operations of the Company and its Subsidiaries are and have been in compliance with all applicable Environmental Laws; there are no Hazardous Materials stored or otherwise located in, on or under any of the property or assets of the Company or its Subsidiaries, including, without limitation, the groundwater, except in compliance with applicable Environmental Laws; and there have been no releases or threatened releases of Hazardous Materials in, on or under any property adjoining any of the property or assets of the Company or its Subsidiaries which have not been remediated to the satisfaction of the appropriate Governmental Authorities and in compliance with Environmental Laws.

          (b) None of the property, assets or operations of the Company or its Subsidiaries is the subject of any Federal, state, local or foreign investigation evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (ii) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

          (c) Neither the Company nor any of its Subsidiaries has received any notice or claim, nor are there pending, threatened or reasonably anticipated, lawsuits or proceedings against any of them, with respect to violations of an Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment, and neither the Company nor its Subsidiaries is or was the owner or operator of any property which (i) pursuant to any Environmental Law has been placed on any list of Hazardous Materials disposal sites, including, without limitation, the "National Priorities List" or "CERCLIS List," (ii) has, or had, any subsurface storage tanks located thereon, or (iii) has ever been used as or for a waste disposal facility, a mine, a gasoline service station or, other than for petroleum substances stored in the ordinary course of business, a petroleum products storage facility.

          (d) Neither the Company nor any of its Subsidiaries has any present or contingent liability in connection with the presence either on or off the property or assets of the Company or its Subsidiaries of any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment.

     5.17 INVESTMENT COMPANY/GOVERNMENT REGULATIONS.  The Company is not an
          -----------------------------------------
"investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.

     5.18 SUBSIDIARIES.
          ------------

          (a)  Schedule 5.18 sets forth a complete and accurate list, after
               -------------
giving effect to the transactions contemplated by the Acquisition Documents, of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. All of the outstanding shares of capital stock of such Subsidiaries that are corporations are validly issued, fully paid and nonassessable. Except as set forth on Schedule 5.18 or as
                                                      -------------
contemplated by the Transaction Documents, as of the Closing Date, all of the outstanding shares of capital stock of, or other ownership interests in, each of such Subsidiaries are owned by the Company or by a wholly owned Subsidiary free and clear of any Liens. No Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Subsidiary to issue, transfer or sell any securities of the Subsidiary.

          (b)  Except for the Subsidiaries of the Company and as set forth on

Schedule 5.18, the Company does not own of record or beneficially, directly or
-------------
indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, and (ii) any equity, voting or participating interest in any limited liability company, partnership, joint venture or other noncorporate business enterprises.

     5.19 Capitalization.
          --------------

          (a) As of the Closing Date, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which 9,828,210 shares are issued and outstanding, and 3,000,000 shares of preferred stock, $.001 par value per share (the "PREFERRED STOCK"), of which no shares were issued and outstanding. The Company has no shares of capital stock held in treasury. As of the Closing Date, after giving effect to the transactions contemplated hereby and by the other Transaction Documents and the Acquisition Documents, there will be: (i) no shares of issued and outstanding Preferred Stock; (ii) 10,503,210 shares of Common Stock issued and outstanding; (iii) an aggregate of 1,865,789 shares of Common Stock reserved for issuance pursuant to the exercise of stock options issuable in accordance with the terms of the Company's 1994 Stock Option Plan, 1996 Stock Option Plan, 1996 Stock Option Plan for Non-Employee Directors and the 1998 Stock Incentive Plan and an aggregate of 1,320,002 shares of Common Stock reserved for issuance pursuant to the exercise of stock options not issued pursuant to a plan (collectively, the "OPTIONS"); (iv) 83,329 shares of Common Stock reserved for issuance upon exercise of the stock purchase warrant issued in February 1996 to Fletcher Spaght, Inc. relating to the acquisition by the Company of certain technology relating to the CardioSEAL Septal Occluder; (v) 28, 489 shares of Common Stock reserved for issuance upon exercise of the stock purchase warrant transferred by Fletcher Spaght, Inc. in June 1998 to David Chazanovitz; (vi) 99,660 shares of Common Stock reserved for issuance upon exercise of the stock purchase warrant issued in February 1996 to Junewicz & Co., Inc.; (vii) 5,263 shares of Common Stock reserved for issuance upon exercise of the stock purchase warrant issued in April 1996 to Dr. Lloyd Marks (together with the warrants described above in (iii), (iv) and (v), the "WARRANTS"); and (viii) 84,973 shares (the "STOCK PLAN SHARES") of Common Stock reserved for issuance in connection with the Company's Employee Stock Purchase Plan (the "STOCK PLAN"). The Options, the Warrants, the Stock Plan Shares and all outstanding shares of capital stock of the Company have been duly authorized by all necessary corporate action. All outstanding shares of capital stock of the Company are, and the shares of Common Stock issuable upon (i) exercise of the Options and the Warrants and (ii) purchase under the Stock Plan, when issued, will be, validly issued, fully paid and nonassessable. Schedule 5.19(a) provides an
                                              ----------------
accurate list of all of the holders of warrants, options, rights and securities convertible into Common Stock, together with the number of shares of Common Stock to be issued upon the exercise or conversion of such warrants, options, rights and convertible securities.

          (b) On the Closing Date, except for the Warrants and the Options and as set forth on Schedule 5.19(b), there will be no outstanding securities
                ----------------
convertible into or exchangeable for capital stock of the Company or options, warrants or other rights to purchase or subscribe to capital stock of the Company or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company is a party relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

     5.20 PRIVATE OFFERING.  No form of general solicitation or general
          ----------------
advertising was used by the Company or any of its Subsidiaries, or their respective representatives in connection with the offer or sale of the WSDF Note and the Purchased Shares. No registration of the WSDF Note or the Shares pursuant to the provisions of the Securities Act or the state securities or "blue sky" laws will be required by the offer, sale or issuance of the WSDF Note pursuant to this Agreement. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the WSDF Note or any other security so as to require the registration of the WSDF Note pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws.

     5.21 BROKER'S, FINDER'S OR SIMILAR FEES.  Except as provided in
          ----------------------------------
Section 2.2 hereof, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries, or any action taken by any such entity.

     5.22 LABOR RELATIONS.  Neither the Company nor any of its Subsidiaries
          ---------------
has committed or is engaged in any unfair labor practice. Except as set forth in Schedule 5.22, there is (a) no unfair labor practice complaint pending or, to
   -------------
the knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or, to the knowledge of the Company, threatened, (b) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (c) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the knowledge of the Company, no union organizing activities are taking place, and (d) no employment contract with any employee or independent contractor of the Company or any Subsidiary. The Company and each Subsidiary is in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. Neither the Company, nor any of its Subsidiaries, is a party to any collective bargaining agreement.

     5.23 EMPLOYEE BENEFIT PLANS.
          ----------------------

          (a)  Employee Benefit Plans and Liabilities.  Neither the Company nor
               --------------------------------------
any ERISA Affiliate has contributed to nor has any actual or contingent, direct or indirect, liability in respect of any employee benefit plan (as defined in
Section 3(3) of ERISA) or other employee benefit arrangement (collectively, the "PLANS"), within the five-consecutive-year period immediately preceding the first day of the year in which the Closing Date occurs other than those liabilities with respect to such Plans specifically described on Schedule
                                                                 --------
5.23(a).  Schedule 5.23(a) sets forth all Plans. At no time during such five
-------   ----------------
year period has the Company or any ERISA Affiliate participated in or contributed to any Multiemployer Plan, nor during such period has the Company or any ERISA Affiliate had an obligation to participate in or contribute to any such Multiemployer Plan. No agreement subject to Section 4204 of ERISA has been entered into in connection with the transactions contemplated in this Agreement. There are no outstanding liabilities of the Company or any ERISA Affiliate to any employee benefit plans previously maintained by the Company or any ERISA Affiliate, and the Company is not aware of any potential liabilities in connection therewith. There are no actions, suits or claims, other than for benefits in the ordinary course, pending or, to the knowledge of the Company, threatened against the Company or the Plans which might subject the Company to any material liability. The Company has delivered to the Purchaser accurate and complete copies of all of the Plans.

          (b)  Plan Compliance.  The Company and each of its Subsidiaries is in
               ---------------
compliance in all material respects with all reporting, disclosure and registration requirements applicable to it under the Code, ERISA and all federal and state securities laws, and Department of Labor, Internal Revenue Service and Commission rules and regulations promulgated thereunder, with respect to all of the Plans, and is not subject to any liability, whether asserted or not, for any penalties to any Governmental Authority for late filing, of any return, report or other governmental filing. No civil or criminal action brought pursuant to the provisions of Title 1, Subtitle B, Part 5 of ERISA or any other federal or state law is pending or threatened against any fiduciary of the Plans. No Plan, or any fiduciary thereof, has been, or is currently the direct or indirect subject of an audit, investigation or examination by any Governmental Authority. All of the Plans comply currently, and have complied in the past, both as to form and operation, in all material respects, with their terms and with all Requirements of Law. Each of the Plans maintained by the Company or any Subsidiary that is an "employee benefit pension plan" (within the meaning of Section 3(2)(A) of ERISA) has obtained a favorable determination (covering all changes or amendments applicable under Requirements of Law) from the Internal Revenue Service as to its qualification under Sections 401(a) and 501(a) of the Code or is within the remedial amendment period (as provided in Section 401(b) of the Code) for making any required changes or amendments, and nothing has occurred before or after the date of each such determination letter that would adversely affect such qualification. All amounts that are currently owing to plan participants or contributions required to be made to the Plans (without giving effect to the transactions contemplated by the Acquisition Documents) have been timely paid or contributed with respect to all periods prior to the Closing Date or provided for by adequate reserves on the Pro Forma Balance Sheet.

          (c)  Prohibited Transaction.  Except as set forth on Schedule 5.23(c),
               ----------------------                          ----------------
no Plan, nor any related trust, nor the Company, nor any Subsidiary thereof, nor any trustee, administrator or other "party in interest" or "disqualified person" (within the meaning of Section 3(14) of ERISA or Section 4975(e)(2) of the Code, respectively) with respect to the Plans, has engaged in any nonexempt "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code, respectively) with respect to the participation of Company or any of its Subsidiaries therein, which could subject any of the Plans or related trusts, or any trustee, administrator or other fiduciary of any such Plan, or the Company, any Subsidiary of the Company or the Purchaser, or any other party dealing with the Plans, to the penalties or excise tax imposed on prohibited transactions by Section 502 of ERISA or Section 4975 of the Code which could have a material adverse effect on the Condition of the Company.

          (d)  COBRA.  Except as set forth in Schedule 5.23(d), the Company and
               -----                          ----------------
each of its Subsidiaries has complied with the continuation coverage requirements of group health plans provided in Section 4980B of the Code, Sections 601 et seq. of ERISA, the Family and Medical Leave Act of 1994, and the regulations promulgated thereunder.

          (e)  Miscellaneous.  Neither the Company, its Subsidiaries, nor any
               -------------
Plan provides for or promises retiree medical, disability or life insurance benefits to any current or former employees, officers or directors of the Company or any of its Subsidiaries, other than continuation coverage required by section 4980B of the Code. Neither the Company nor any of its Subsidiaries is a party to or obligated under any agreement, plan, contract or other arrangements that will result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of section 280G of the Code.

     5.24 PATENTS, TRADEMARKS, ETC.
          -------------------------

          (a)  Except as set forth on Schedule 5.24(a), the Company or one of
                                      ----------------
its Subsidiaries owns or is licensed or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted (including its business after giving effect to the transactions contemplated by the Elekta Purchase Agreement).

          (b)  (i)   Schedule 5.24(b)(i) sets forth all Patents, Copyrights and
                     -------------------
Trademarks owned by or issued to the Company or any Subsidiary, and all applications relating to Patents, Copyrights and Trademarks filed by the Company or any Subsidiary, specifying as to each item, as applicable: (A) the nature of the item, including the title or description; (B) the owner of the item; (C) the jurisdictions by or in which the item is recognized without regard to registration, or in which the item has been issued or registered, or in which an application for issuance or registration has been filed, including the respective registration or application numbers;
(D) the registration or application number; (E) the issue date and expiration date of the item; and (F) with respect to each Trademark, the class or classes of goods or services on which such trademark is or is intended to be used.

               (ii)  Schedule 5.24(b)(ii) sets forth all material licenses,
                     --------------------
sublicenses, registered user agreements and other agreements or permissions ("IP LICENSES") under which the Company or any Subsidiary is a licensee or otherwise is authorized to use or practice any Intellectual Property.

               (iii) Schedule 5.24(b)(iii) sets forth all IP Licenses under
                     ---------------------
which the Company or any Subsidiary is a licensor or otherwise authorizes any person to use or practice Intellectual Property.

          (c) To the knowledge of the Company, all issued Patents and registered Trademarks and Copyrights held by the Company or any Subsidiary are valid and subsisting. The Company and its Subsidiaries have taken all necessary and desirable action to maintain and protect each item of Intellectual Property owned or used by the Company and its Subsidiaries.

          (d) To the knowledge of the Company, no party is in breach or default under any IP License in any material respect, nor does any condition exist which with notice or lapse of time or both would constitute a material breach or default or permit termination, modification or acceleration thereunder, and no party has repudiated any provision thereof. Except as disclosed with respect to the IP Licenses listed on Schedule 5.24(b)(ii), there are no material royalties,
                          --------------------
fees or other payments payable by the Company or any Subsidiary to any other Person by reason of the ownership, use, license, sale or disposition of any Intellectual Property.

          (e)  Except as set forth on Schedule 5.24(e), no litigation is pending
                                      ----------------
or, to the knowledge of the Company, threatened that challenges the validity, enforceability, ownership or right to use, sell, license or dispose of any item of Intellectual Property used (including after giving effect to the transactions contemplated by the Elekta Purchase Agreement) by the Company or any Subsidiary, and no such item of Intellectual Property is subject to any outstanding order, ruling, judgment, decree, stipulation, charge or settlement agreement, restricting in any manner the use or the licensing thereof by the Company or any Subsidiary.

          (f) To the knowledge of the Company, neither the Company nor any Subsidiary has ever infringed upon the material intellectual property rights of any third party, or received any claim, charge, complaint, demand or notice in writing alleging any such infringement or other violation of the intellectual property rights of any third party, or knows of any basis for any such claim. To the knowledge of the

Company, the use of any Intellectual Property as a result of the operation of the businesses as currently conducted or proposed to be conducted (including after giving effect to the transactions contemplated by the Elekta Purchase Agreement) will not infringe upon or otherwise violate the intellectual property rights of any third party.

          (g) To the knowledge of the Company, no third party is materially infringing upon or otherwise materially violating rights of the Company or any Subsidiary in the Intellectual Property.

          (h)  Except as set forth on Schedule 5.24(h), neither the Company nor
                                      ----------------
any Subsidiary has agreed to indemnify any person against any charge of infringement or other violation, or granted any third party the right to bring infringement or other enforcement actions, with respect to any Intellectual Property owned or used by the Company or any Subsidiary. Except as set forth on

Schedule 5.24(h), the Company or one of its Subsidiaries has the exclusive right
----------------
to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property owned or used by the Company or any Subsidiary.

          (i) To the knowledge of the Company, no current or former employee of the Company or any Subsidiary is in violation of any Requirement of Law applicable to such employee, or any term of any employment agreement, patent or invention disclosure agreement, or other agreement with the Company or such Subsidiary concerning Intellectual Property. No former employer of any Company or Subsidiary employee, or current or former employer of any Company or Subsidiary consultant, has made a claim against the Company or any Subsidiary, or, to the knowledge of the Company, against any other person, that such employee or such consultant is utilizing proprietary information of such employer.

     5.25 POTENTIAL CONFLICTS OF INTEREST.  Except as set forth on Schedule
          -------------------------------                          --------
5.25, no officer or director of the Company or any of its Subsidiaries (other
----
than a director of the Company who is a representative of Whitney or any investment fund affiliate of Whitney): (a) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any of its Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any of its Subsidiaries uses in the conduct of business; or
(c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company or any of its Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof; provided however, that to the extent the
                                        ----------------
representation made by the Company in this Section 5.25 relates to Subsidiaries to be acquired pursuant to the Acquisition Documents, it is made by the Company solely to the extent of its knowledge.

     5.26 TRADE RELATIONS.  Set forth on Schedule 5.26 is a true and
          ---------------                -------------
correct list of the twenty largest customers of the Company and its Subsidiaries taken as a whole in terms of sales during the twelve-month period ended December 31, 1997 and the five-month period ended May 31, 1998, and any other customers who accounted for more than 3% of such sales, and a list of the five largest suppliers to the Company and its Subsidiaries taken as a whole in terms of purchases during the twelve-month period ended December 31, 1997 and the five-month period ended May 31, 1998, as well as any sole source suppliers of goods or services for which there is no ready alternative to the Company and its Subsidiaries on comparable terms. There exists no actual or, to the knowledge of the Company, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company, its Subsidiaries or their business with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of the Company or any such Subsidiary, or with any material supplier, and there exists no present condition or state of facts or circumstances that would materially adversely affect the Condition of the Company or prevent the Company or its Subsidiaries from conducting their business after the consummation of the transactions contemplated by the Transaction Documents and the Acquisition Documents, in substantially the same manner in which such business has heretofore been conducted.

     5.27 OUTSTANDING BORROWINGS.  Schedule 5.27 lists (i) the amount of
          ----------------------   -------------
all Outstanding Borrowings of the Company and its Subsidiaries (other than Indebtedness under this Agreement) as of the closing of the transactions contemplated hereby and by the Acquisition Documents, (ii) the Liens that relate to such Outstanding Borrowings and that encumber the assets of the Company and its Subsidiaries, (iii) the name of each lender thereof, and (iv) the amount of any unfunded commitments available to the Company in connection with any Outstanding Borrowings; provided however, that to the extent the representation
                        ----------------
made by the Company in Section 5.27(ii) relates to Liens relating to Outstanding Borrowings of Subsidiaries to be acquired pursuant to the Acquisition Documents, it is made by the Company solely to the extent of its knowledge.

     5.28 MATERIAL CONTRACTS.  Neither the Company nor any Subsidiary is a
          ------------------
party to any Contractual Obligation, or is subject to any charge, corporate restriction, judgment, injunction, decree, or Requirement of Law, materially adversely affecting the Condition of the Company. Schedule 5.28 lists all
                                                   -------------
contracts, agreements and commitments of the Company and its Subsidiaries as of the Closing Date, whether written or oral, other than (a) the Transaction Documents and the Acquisition Documents, (b) purchase orders in the ordinary course of business, and (c) any other contracts, agreements and commitments of the Company that do not extend beyond one year and involve the receipt or payment of not more than $25,000. Each of the contracts, agreements and commitments of the Company set forth on Schedule 5.28 is in full force and
                                        -------------
effect.

     5.29 INSURANCE.  Schedule 5.29 accurately summarizes all of the
          ---------   -------------
insurance policies or programs of the Company and each Subsidiary in effect as of the date hereof, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and also indicates any self-insurance program that is in effect. All such policies are in full force and effect, are underwritten by financially sound and reputable insurers, are sufficient for all applicable Requirements of Law and otherwise are in compliance with the criteria set forth in Section 8.7 hereof. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated by the Transaction Documents or the Acquisition Documents.

     5.30 PRODUCTS LIABILITY.  Except as set forth on Schedule 5.30, there
          ------------------                          -------------
is no action, suit, proceeding or, to the knowledge of the Company, inquiry or investigation pending, by or before any Governmental Authority against the Company or any of its Subsidiaries relating to any product alleged to have been sold by the Company or any of its Subsidiaries and alleged to have been defective, or improperly designed or manufactured, nor to the knowledge of the Company is there any valid basis for any such action, proceeding or investigation; provided however, that to the extent the representation made by
               ----------------
the Company in this Section 5.30 relates to Subsidiaries to be acquired pursuant to the Acquisition Documents, it is made by the Company solely to the extent of its knowledge.

     5.31 SOLVENCY.  On and as of the Closing Date, after giving effect to
          --------
the transactions contemplated by the Transaction Documents and the Acquisition Documents, the Company and its Subsidiaries, taken as a whole, will be Solvent.

     5.32 YEAR 2000 SYSTEMS.  Except as set forth in Schedule 5.32 and
          -----------------                          -------------
except with respect to any assets acquired under the Elekta Purchase Agreement, to the Company's knowledge, the Company's computer systems and software are able to process accurately date data, including, without limitation, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), in the year 2000 and the twenty-first century, including, without limitation leap year calculations.

     5.33 ELEKTA PURCHASE AGREEMENT.  The copy of the Elekta Purchase
          -------------------------
Agreement provided by the Company to the Purchaser (a) is a true and correct copy thereof, (b) has not been amended or modified since May 8, 1998 and (c) is in full force and effect and will be in full force and effect as of the Closing Date. On the Closing Date, each of the representations and warranties made by the Company and, to the knowledge of the Company, Elekta in the Elekta Purchase Agreement is true and correct in all material respects. All consents, approvals and authorizations of, and filings, registrations and qualifications with, any Governmental Authority on the part of the Company and, to the knowledge of the Company, Elekta required in connection with the consummation of the Acquisition have been obtained or made and remain in full force and effect.

     5.34 COMMISSION DOCUMENTS.  The Company has filed all registration
          --------------------
statements, proxy statements, reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and all amendments thereto (collectively, the "COMMISSION DOCUMENTS"), and the Company has furnished or made available to the Purchaser correct and complete copies of all Commission Documents, each as filed with the Commission. Each Commission Document was true and accurate in all material respects and did not omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading when filed with the Commission and in compliance in all material respects with the requirements of its respective report form.

     The representations and warranties made by the Company in Sections
5.9, 5.10, 5.18 and 5.24 with respect to the assets being acquired by the Company simultaneously herewith pursuant to the Elekta Purchase Agreement are made solely to the extent and in reliance upon the representations and warranties made by Elekta to the Company in the Elekta Purchase Agreement.

     The representations and warranties made by the Company in the first sentence of Section 5.6 and in Sections 5.7, 5.8, 5.11, 5.13, 5.15, 5.16, 5.22,
5.23, 5.26, 5.28 and 5.29 shall be made by the Company prior to giving effect to the consummation of the transactions contemplated by the Acquisition Documents.


                                   ARTICLE 6

                              REPRESENTATIONS AND
                    WARRANTIES OF THE PURCHASER AND WHITNEY
                    ---------------------------------------

     Each of the Purchaser and Whitney, severally and not jointly, hereby represents and warrants as follows:

     6.1  AUTHORIZATION; NO CONTRAVENTION.  The execution, delivery and
          -------------------------------
performance by it of this Agreement: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its organizational documents or any amendment thereof, and (c) will not violate, conflict with or result in any breach or contravention of any of its Contractual Obligations, or any order or decree directly relating to it.

     6.2  BINDING EFFECT.  This Agreement has been duly executed and
          --------------
delivered by it and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.3  NO LEGAL BAR.  The execution, delivery and performance of this
          ------------
Agreement by it will not violate any Requirement of Law applicable to it.

     6.4  PURCHASE FOR OWN ACCOUNT.  The WSDF Note and/or the Shares to be
          ------------------------
acquired by it pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such security or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of the WSDF Note or the Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control. If it should in the future decide to dispose of all or any portion of the WSDF Note or the Shares, it understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. It agrees to the imprinting of a legend on certificates representing the WSDF Note and the Shares to the following effect: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

     6.5  BROKER'S, FINDER'S OR SIMILAR FEES.  Except as set forth in
          ----------------------------------
Section 2.2 hereof, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with it or any action taken by it.

     6.6  GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENT.  No approval,
          -----------------------------------------------
consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against it of this Agreement or the transactions contemplated hereby.


                                   ARTICLE 7

                                INDEMNIFICATION
                                ---------------

     7.1  INDEMNIFICATION.  In addition to all other sums due hereunder or
          ---------------
provided for in this Agreement, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates and each of their respective officers, directors, agents, employees, subsidiaries, partners, attorneys, accountants and controlling persons (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between the Company and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities, losses, or diminution in value (collectively, "LIABILITIES") resulting from or arising out of any breach of any representation or warranty, covenant or agreement of the Company in this Agreement, the Note or the other Transaction Documents, including without limitation, the failure to make payment when due of amounts owing pursuant to this Agreement, the Note or the other Transaction Documents, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including, without limitation, actions brought by the Purchaser, the Company, any of its Subsidiaries or any equity holders of the Company or any of its Subsidiaries or derivative actions brought by any Person claiming through or in the Company's or any Subsidiary's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Transaction Documents, the transactions contemplated thereby, or any Indemnified Party's role therein or in the transactions contemplated thereby; provided, however, that the Company
                                             --------  -------
shall not be liable under this Section 7.1 to an Indemnified Party: (a) for any amount paid by the Indemnified Party in settlement of claims by the Indemnified Party without the Company's consent (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of such Indemnified Party or (c) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; provided, further, that
                                                       --------  -------
if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for reasonable expenses as set forth above, the Company further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between the Company and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder
       --------  -------
for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from (i) the willful misconduct or gross negligence of such Indemnified Party or (ii) the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or any other Transaction Document.

     7.2  PROCEDURE; NOTIFICATION.  Each Indemnified Party under this
          -----------------------
Article 7 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Article 7, notify the

Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party, and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party, in its reasonable judgment; provided, however, that any
                                               --------  -------
Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that in no event shall the Company
                          --------  -------
be required to pay fees and expenses under this Article 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Company agrees that it will not, without the prior written consent of the Purchaser, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchaser and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Company shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.


                                   ARTICLE 8

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Until the payment by the Company of all principal of and interest on the Note and all other amounts due to the Purchaser under this Agreement and the other Transaction Documents, including, without limitation, all fees, expenses and amounts due in respect of indemnity obligations under Article 7, the Company hereby covenants and agrees with the Purchaser as follows:

     8.1  FINANCIAL STATEMENTS AND OTHER INFORMATION.  The Company shall
          ------------------------------------------
maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements are not required to have footnote disclosures). The Company shall deliver to the Purchaser each of the financial statements and other reports described below:

          (a)  Monthly and Quarterly Financial.  As soon as available and in any
               -------------------------------
event within thirty (30) days after the end of each month, the Company shall deliver (i) the consolidated balance sheet of the Company and its Subsidiaries, as at the end of such month and the related consolidated statements of operations, stockholders' equity (deficit) and cash flow for such month and for the period from the beginning of the then current fiscal year of the Company to the end of such month (and, with respect to financial statements delivered for months that are also the last month of any fiscal quarter, accompanied by the related consolidated statements of operations, stockholders' equity (deficit) and cash flow for such fiscal quarter) and a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan. As soon as available and in any event within forty-five (45) days after the end of each month that is also the last month of any fiscal quarter, the Company shall deliver the consolidated balance sheet of the Company and its Subsidiaries, as at the end of such fiscal quarter and the related consolidated statements of operations, stockholders' equity (deficit) and cash flow for such fiscal quarter and for the period from the beginning of the then current fiscal year of the Company to the end of such fiscal quarter, in each case presenting data for each business unit of the Company and its Subsidiaries.

          (b)  Year-End Financial.  As soon as available and in any event within
               ------------------
ninety (90) days after the end of the fiscal year of the Company, the Company shall deliver (i) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of operations, stockholders' equity (deficit) and cash flow for such fiscal year, (ii) a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, and (iii) a report with respect to the financial statements from Arthur Andersen LLP or another "Big Six" firm of certified public accountants selected by the Company and reasonably acceptable to the Purchaser, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement). Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to this subsection 8.1(b), the Company shall deliver to the Purchaser a copy of a letter from the Company to such accounting firm, which letter shall have been delivered to such accounting firm prior to its delivery of such financial statements, stating that an intent of the Company in engaging the accounting firm's professional services to prepare the audit report relating to such financial statements was to benefit and influence the Purchaser and their successors or assigns. Such letter shall state that the Purchaser intends to rely on the audit report and the accounting firm's professional services provided to the Company and its Subsidiaries.

          (c)  Company's Compliance Certificate.  Together with each delivery of
               --------------------------------
financial statements of the Company and its Subsidiaries pursuant to Sections 8.1(a) and 8.1(b) above, the Company shall deliver or cause to be delivered a fully and properly completed compliance certificate (in substantially the form attached hereto as Exhibit G (or in such other form or substance as shall be
                   ---------
satisfactory to Purchaser) and referred to as a "COMPLIANCE CERTIFICATE") signed by the chief executive officer or chief financial officer of the Company. The Company and the Purchaser acknowledge and agree that calculations of covenant compliance, with respect to the financial covenants contained in Section 9.8 hereof and contained in any such compliance certificate delivered for a month that is not the last month of a calendar quarter, will be for informational purposes only and shall not measure compliance (or lack of compliance) with such financial covenants.

          (d)  Accountants' Reports.  Promptly upon receipt thereof, the Company
               --------------------
shall deliver copies of all significant reports submitted by the Company's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

          (e)  Management Reports.  Together with each delivery of financial
               ------------------
statements of the Company and its Subsidiaries pursuant to subsections 8.1(a) and 8.1(b), the Company will deliver a management report (i) describing the operations and financial condition of the Company and its Subsidiaries for the month then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financial), (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent projections for the current fiscal year delivered pursuant to subsection 8.1(f) and (iii) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of the Company to the effect that such information fairly presents the results of operations and financial condition of the Company and its Subsidiaries as at the dates and for the periods indicated. In addition to the foregoing management report, the chief financial officer of the Company shall discuss with the Purchaser on a monthly basis, either in person or by telephone conference call, the Company's operations and financial condition for each of the first six months following the Closing Date.

          (f)  Projections/Plan of Operation.  As soon as available and in any
               -----------------------------
event no later than the last day of the Company's fiscal year, the Company shall deliver projections of the Company and its Subsidiaries for the forthcoming fiscal year, prepared on a month by month basis. As soon as available and in any event within thirty (30) days after the end of the fiscal year of the Company, the Company shall deliver a plan of operation covering the current and succeeding fiscal year of the Company, in form and substance reasonably satisfactory to the Purchaser.

          (g)  Commission Filings and Press Releases.  Promptly upon their
               -------------------------------------
becoming available, the Company shall deliver copies of (i) all financial statements, reports, notices and proxy statements sent or made available by the Company or any of its Subsidiaries to their security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission or any governmental or private regulatory authority, and
(iii) all press releases and other statements made available by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries.

          (h)  Events of Default, Etc.  Promptly upon the Company obtaining
               ----------------------
knowledge of any of the following events or conditions, the Company shall deliver copies of all notices given or received by the Company or any of its Subsidiaries with respect to any such event or condition and a certificate of the Company's chief executive officer specifying the nature and period of existence of such event or condition and what action the Company has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default; (ii) any notice that any Person has given to the Company or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition in any other agreement to which the Company or any of its Subsidiaries is a party; or (iii) any event or condition that could reasonably be expected to result in any material adverse effect on the Condition of the Company.

          (i)  Litigation.  Promptly upon any officer of the Company obtaining
               ----------
knowledge of (i) the institution of any material action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed by the Company to the Purchaser or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries which, in each case, is reasonably possible to have a material adverse effect on the Condition of the Company, the Company will promptly give notice thereof to the Purchaser and provide such other information as may be reasonably available to them to enable the Purchaser and its counsel to evaluate such matter.

          (j)  Subsidiaries.  Not less than fifteen (15) days prior to creating
               ------------
a Subsidiary or acquiring the stock of a Person, such that such Person will become a Subsidiary, the Company shall notify the Purchaser of the Company's or any of its Subsidiary's intention to create such Subsidiary or acquire such stock, and following such notice, such Subsidiary will not be created or acquired until the Company has caused each Subsidiary, to execute a joinder to the appropriate Security Documents in form and substance satisfactory to the Purchaser. For purposes of clarification, (I) each newly created or acquired domestic Subsidiary shall execute and deliver to the Purchaser (a) the Guarantee and Collateral Agreement, together with all other items customarily delivered in connection with such a security agreement, (b) an opinion of counsel to the Company and such Subsidiary addressed to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, as to such matters as the Purchaser may reasonably require, including, without limitation, the creation and perfection of the Purchaser's security interests, and (c) such other approvals, opinions or documents as the Purchaser may reasonably request; and (II) each newly created or acquired first tier foreign Subsidiary of the Company or any of its domestic Subsidiaries, shall execute and deliver (x) the Guarantee and Collateral Agreement pledging 100% of the stock of each such domestic Subsidiary and 65% of the stock of the first tier foreign Subsidiary, (y) an opinion of counsel to the Company, addressed to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, as to such matters as the Purchaser may reasonably require, including, without limitation, the creation and perfection of the Purchaser's security interests, and (z) such other approvals, opinions or documents as the Purchaser may reasonably request.

          (k)  Supplemental Schedules; Notices of Corporate Changes. Annually,
               ----------------------------------------------------
concurrently with the delivery of the projections required by subsection 8.1(f), the Company shall supplement in writing and deliver to the Purchaser revisions of the Schedules annexed to this Agreement to the extent necessary to disclose new or changed facts or circumstances after the Closing Date; provided that
                                                              --------
subsequent disclosures shall not constitute a cure or waiver of any Event of Default resulting from the matters disclosed. The Company shall provide prompt written notice to the Purchaser of (i) all jurisdictions in which the Company or any of its Subsidiaries becomes qualified after the Closing Date to transact business, and (ii) any material change after the Closing Date in the authorized and issued capital stock or other equity interests of the Company or any of its Subsidiaries or any other material amendment to their charter, by-laws or other organization documents, such notice, in each case, to identify the applicable jurisdictions or capital structures, as applicable.

          (l)  Other Information.  With reasonable promptness, the Company shall
               -----------------
deliver such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably required by the Purchaser.

     8.2  PRESERVATION OF CORPORATE EXISTENCE.  The Company shall, and
          -----------------------------------
shall cause each of its Subsidiaries to:

          (a) preserve and maintain in full force and effect its corporate existence;

          (b) conduct its business in accordance with sound business practices, keep its properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties (except to the extent that any of such properties are obsolete or are being replaced) so that the efficiency of its business operations shall be fully maintained and preserved; and

          (c) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority.

     8.3  PAYMENT OF OBLIGATIONS.  The Company shall, and shall cause each
          ----------------------
of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including without limitation:

          (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

          (b) all lawful claims which the Company and each of its Subsidiaries is obligated to pay, which are due and which, if unpaid, might by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

          (c) all payments of principal, interest and other amounts when due on Indebtedness.

     8.4  COMPLIANCE WITH LAWS.  The Company shall comply, and shall cause
          --------------------
each of its Subsidiaries to comply, in all material respects with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over them or their business or property (including all applicable Environmental Laws).

     8.5  INSPECTION.  The Company will permit, and will cause each of its
          ----------
Subsidiaries to permit, representatives of the Purchaser to visit and inspect any of their properties, to examine their corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice.

     8.6  PAYMENT OF NOTE.  The Company shall pay the principal of,
          ---------------
interest on and other amounts due in respect of, the Note on the dates and in the manner provided in the Note.

     8.7  INSURANCE.  The Company and its Subsidiaries will maintain or
          ---------
cause to be maintained with financially sound and reputable insurers that have a rating of "A" or better as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use), public liability and property damage insurance with respect to their respective businesses and properties against loss or damage of the kinds customarily carried or maintained by companies of established reputation engaged in similar businesses and in amounts acceptable to Purchaser and will deliver evidence thereof to Purchaser.

     8.8  BOOKS AND RECORDS.  The Company shall, and shall cause each of
          -----------------
its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

     8.9  USE OF PROCEEDS.  The Company shall use the proceeds of the sale
          ---------------
of the Note and the Shares hereunder only as follows: (i) for the payment of fees and expenses in connection with the transactions contemplated hereunder and in the other Transaction Documents and (ii) to fund the payment of the purchase price of the Acquisition under the Elekta Purchase Agreement.

     8.10 INITIAL INTEREST PAYMENTS.  Notwithstanding anything to the
          -------------------------
contrary contained herein or in the Note, the Company agrees that the Purchaser shall deduct $1,475,868.33 from the amount to be paid pursuant to Section 2.1 for the WDSF Note. Such amount shall be retained by the Purchaser and applied as follows in full satisfaction of the first four interest payments (but specifically excluding any additional interest accruing under the Note upon and during the occurrence of an Event of Default) otherwise due and owing under the
Note:

Interest Payment Date      Amount
-----------------------  -----------

September 30, 1998       $ 465,768.33
December 31, 1998        $ 505,050
March 31, 1999           $ 505,050

     The Purchaser agrees to deposit the amount deducted and retained under this Section 8.10 into an interest bearing account (at the discretion of the Purchaser) and to pay to the Company all interest received on such deposit on a quarterly basis.

                                   ARTICLE 9

                              NEGATIVE COVENANTS
                              ------------------

     Until the payment by the Company of all principal of and interest on the Note and all other amounts due at the time of payment of such principal and interest to the Purchaser under this Agreement and the other Transaction Documents, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, the Company hereby covenants and agrees with the Purchasers as follows:

     9.1  FUNDAMENTAL CHANGES; CONSOLIDATIONS, MERGERS AND ACQUISITIONS.
          -------------------------------------------------------------
The Company shall not, and shall not permit any of its Subsidiaries directly or indirectly to: (a) amend, modify or waive any term or provision of its certificate of incorporation, by-laws or other organization or governing agreements and documents, unless required by law; (b) enter into any transaction of merger or consolidation; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (d) except pursuant to the exercise by the Company of its option to purchase the portion of ITC it does not already own, acquire by purchase or otherwise all or any substantial part of the business assets of any other Person.

     9.2  TRANSACTIONS WITH AFFILIATES.  Except in the ordinary course of
          ----------------------------
business and consistent with past practices or as set forth on Schedule 9.2, the
                                                               ------------
Company shall not, and shall not permit any of its Subsidiaries to, (a) enter into any transaction or agreement with, or make any payment (other than pursuant to agreements existing on the date hereof or subsequently approved by the Purchaser) to, any Affiliate, (b) amend or terminate any existing agreement with any Affiliate, (c) purchase from or provide to an Affiliate any selling, general, management or administrative services, (d) directly or indirectly make any sales to or purchases from an Affiliate, or (e) increase the compensation being paid to an Affiliate.

     9.3  NO INCONSISTENT AGREEMENTS.  Neither the Company nor any of its
          --------------------------
Subsidiaries shall enter into any Contractual Obligation or enter into any amendment or other modification to any currently existing Contractual Obligation of the Company or any of their Subsidiaries, which by its terms restricts or prohibits the ability of the Company to pay the principal of or interest on the Note or to fully satisfy all of the obligations under the Transaction Documents of the Company or its Subsidiaries.

     9.4  LIMITATION ON INDEBTEDNESS.  The Company shall not, and shall not
          --------------------------
cause, suffer or permit any of its Subsidiaries to, directly or indirectly, collectively and in the aggregate, issue, assume or otherwise incur any Indebtedness, other than:

          (a)  Indebtedness created under the Transaction Documents;

          (b) (i) at such time as the financial covenants contained in Sections 9.8(e) and (f) are no longer applicable (and so long as, on a pro forma basis after giving effect to the incurrence of any Indebtedness proposed to be incurred under this Section 9.4(b)(i), the Company would be in compliance with the covenants contained in Sections 9.8(e) and (f)), Indebtedness, including without limitation Capital Lease Obligations, up to an aggregate outstanding amount of $10,000,000 (including any Indebtedness previously incurred under (ii) below), and (ii) prior to such time as the Company may incur Indebtedness under
Section 9.4(b)(i), Indebtedness, including without limitation Capital Lease Obligations, up to an aggregate outstanding principal amount of $3,500,000, in either case inclusive of Indebtedness listed on Schedule 5.27;
                                                -------------

          (c) Non-current liabilities for post-employment healthcare and other insurance benefits;

          (d) Trade payables and accrued expenses, in each case arising in the ordinary course of business;

          (e)  Indebtedness secured by a Lien permitted under Section 9.5(e);

          (f) Indebtedness between and/or among the Company and its Subsidiaries; provided that the obligations of such Indebtedness shall:
              --------

               (i) be subordinated in right of payment to all Indebtedness under the Note and this Agreement from and after such time as any portion of the Indebtedness under the Note and this Agreement shall become due and payable (whether at stated maturity, by acceleration or otherwise); and

               (ii) have such other terms and provisions as the Purchaser may reasonably require;

          (g) Refinancings, refundings or extensions of the foregoing; provided, that any such refinancings, refundings or extensions shall not:
--------

               (i) exceed the principal amount refinanced, refunded or extended;

               (ii) shorten the maturity (or weighted average life to maturity) of such Indebtedness or convert a revolving credit facility into a facility which provides for the amortization of principal;

               (iii) increase the interest rate applicable to such Indebtedness;

               (iv) upon the occurrence and during the continuance of an Event of Default, cause any covenants or undertakings (whether affirmative or negative) of the Company or its Subsidiaries in respect of such Indebtedness to be more restrictive than such covenants or undertakings had been prior to such refinancing, refunding or extension;

               (v) facilitate the exercise or enforcement of any remedies of any obligee of such Indebtedness in respect of any default or event of default thereunder;

               (vi) materially and adversely affect any obligations under the Transaction Documents to the Purchaser; or

               (vii) result in any amendments or modifications of any of the subordination provisions applicable to such Indebtedness.

     9.5  LIMITATION ON LIENS.  The Company will not, nor will it permit
          -------------------
any of its Subsidiaries, directly or indirectly, to create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of the Company or its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances. "PERMITTED ENCUMBRANCES" means the following:

          (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or which are being contested in good faith with a reserve or other appropriate provision having been made thereof;

          (b) Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar Liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith; provided that a reserve or other
                                            --------
appropriate provision shall have been made therefor and the aggregate amount of such Liens is less than $100,000;

          (c) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (d) Deposits in an aggregate amount not to exceed $100,000, made in the ordinary course of business to secure liability to insurance carriers;

          (e) Liens for purchase money obligations to acquire assets; provided that:
--------

               (i) such Lien attaches to such asset concurrently with or within 10 days after acquisition thereof;

               (ii) such Lien does not exceed the purchase price of such asset; and

               (iii) the Indebtedness secured by all such Liens, shall not exceed $1,000,000; and

               (iv)  any such Lien encumbers only the asset so purchased;

          (f) Any attachment or judgment Lien not constituting an Event of Default;

          (g) Leases or subleases granted to others not interfering in any material respect with the business of the Company or its Subsidiaries;

          (h) Easements, rights of way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (i) Liens to secure Senior Indebtedness and Indebtedness permitted under Section 9.4(a);

          (j)  Liens to secure Indebtedness permitted under Section 9.4(b);
and

          (k) Liens existing on the date hereof and renewals and extensions thereof, which Liens are set forth on Schedule 9.5 hereto.
                                      ------------

     9.6  DISPOSITIONS OF ASSETS.  The Company will not, nor will it permit
          ----------------------
any of its Subsidiaries, directly or indirectly, to: convey, sell (pursuant to a sale/leaseback or otherwise), lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions, any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired, except for:

          (a) Bona fide sales of inventory, including real estate acquired in the ordinary course of business, to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business;

          (b) Asset Dispositions if all of the following conditions are met:

               (i) the market value of assets sold or otherwise disposed of (by the Company and its Subsidiaries taken as a whole) in any fiscal year do not exceed $500,000;

               (ii) the Net Proceeds received is at least equal to the fair market value of such assets;

               (iii) at least 75% of the consideration received is Cash;

               (iv) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, the Company would be in compliance on a pro forma basis with the covenants set forth in
          Section 9.8 hereof recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions of this Agreement;

               (v) no Event of Default then exists or shall result from such sale or other disposition; or

          (c) Sale and leaseback transactions relating to real estate or capital equipment; provided however, that 50% of the Net Proceeds of any such
                   ----------------
transaction shall be utilized by the Company to prepay the outstanding principal and any outstanding interest or penalties on the Note pursuant to Section 4 of the Note.

     9.7  LIMITATIONS ON RESTRICTED PAYMENTS.  The Company shall not, and
          ----------------------------------
shall not permit any of its Subsidiaries to declare, or make any Restricted Payment.

     9.8  FINANCIAL COVENANTS.  The Company covenants and agrees that until
          -------------------
payment in full of all Indebtedness hereunder and under the Note, the Company shall comply with and shall cause each of its Subsidiaries to comply with all covenants in this Section 9.8 applicable to such Person.

          (a) Interest Coverage. The Company shall not permit Interest Coverage for any twelve (12) month period ending on the last day of a calendar quarter during any of the periods set forth below, to be less than the ratio set forth below for such period:

                        Period                             Ratio
-------------------------------------------------------  -----------
 September 30, 1998 to and including March 31, 1999      2.75 : 1.00
 June 30, 1999 to and including September 30, 1999       3.0  : 1.00
 December 31, 1999 to and including December 31, 2000    3.5  : 1.00
 March 31, 2001 and thereafter                           4.0  : 1.00

"INTEREST COVERAGE" will be calculated as illustrated on Exhibit H.
                                                         ---------
Notwithstanding anything to the contrary contained herein or in Exhibit H
                                                                ---------
hereto, the determination of Interest Coverage for the periods ended September 30, 1998, December 31, 1998 and March 30, 1999 shall not be calculated for a twelve month period, but rather shall be calculated for the 3 month, 6 month and 9 month periods, respectively, ending on the last day of each such calendar quarter.

          (b) Total Leverage Test. The Company shall not permit the ratio of Net Funded Indebtedness as of the last day of any calendar quarter during any of the periods set forth below to Adjusted Operating Cash Flow for the twelve (12) month period ending on the last day of such calendar quarter to be greater than the ratio set forth below for such period:

                       Period                           Ratio
----------------------------------------------------  ------------
September 30, 1998                                     5.0  : 1.00
December 31, 1998 to and including March 31, 1999      4.5  : 1.00
June 30, 1999                                          4.25 : 1.00
September 30, 1999 to and including March 31, 2000     4.0  : 1.00
June 30, 2000 to and including March 31, 2001          3.5  : 1.00
June 30, 2001 and thereafter                           3.0  : 1.00

"NET FUNDED INDEBTEDNESS" and "ADJUSTED OPERATING CASH FLOW" will be calculated as illustrated on Exhibit H. Notwithstanding anything to the contrary contained
                  ---------
herein or in Exhibit H hereto, (x)(i) the determination of EBITDA for the period
             ---------
ended September 30, 1998 shall be calculated by multiplying the EBITDA of the Company and its Subsidiaries for the three months then ended by 4; (ii) the determination of EBITDA for the period ended December 31, 1998 shall be calculated by multiplying the EBITDA of the Company and its Subsidiaries for the six months then ended by 2; and (iii) the determination of EBITDA for the period ended March 31, 1999 shall be calculated by multiplying the EBITDA of the Company and its Subsidiaries for the nine months then ended by 1.33 and (y) any calculation of this covenant requiring reference to the Adjusted Operating Cash Flow of the Company for any of the periods ended on or before June 30, 1999, shall be calculated assuming that the Capital Expenditures of the Company for the relevant period are equal to the lesser of the actual Unfinanced Capital Expenditures for such period or $575,000.

          (c) Fixed Charge Coverage. The Company shall not permit Fixed Charge Coverage for any twelve (12) month period ending on the last day of a calendar quarter during any of the periods set forth below to be less than the ratio set forth below for such period:

                       Period                           Ratio
----------------------------------------------------  -----------
September 30, 1998 to and including March 31, 1999    1.15 : 1.00
June 30, 1999 to and including September 30, 1999     1.25 : 1.00
December 31, 1999 to December 31, 2000                1.5  : 1.00
March 31, 2001 and thereafter                         1.75 : 1.00

"FIXED CHARGE COVERAGE" will be calculated as illustrated on Exhibit H.
                                                             ----------
Notwithstanding anything to the contrary contained herein or in Exhibit H
                                                                ---------
hereto, the determination of Fixed Charge Coverage for the periods ended September 30, 1998, December 31, 1998 and March 30, 1999 shall not be calculated for a twelve month period, but rather shall be calculated for the 3 month, 6 month and 9 month periods, respectively, ending on the last day of each such calendar quarter.

          (d) Capital Expenditures. The Company shall not permit Capital Expenditures in any fiscal period to exceed the amounts set forth below for each corresponding period.

                    Period                         Amount
-----------------------------------------------  ----------
July 1, 1998 through June 30, 1999               $2,300,000
July 1, 1999 through June 30, 2000               $1,900,000
July 1 through June 30 for each annual period
commencing July 1, 2000 and thereafter           $1,000,000

          (e) Funded Debt to Cash and Cash Equivalents. The Company shall not permit the ratio of Funded Debt of the Company and its Subsidiaries on a consolidated basis to the sum of the cash and Cash Equivalents of the Company and its Subsidiaries on a consolidated basis to be greater than 2.0:1.0;

provided, however, that this Section 9.8(e) shall be of no further force or
--------  -------
effect at such time as the ratio of Net Funded Indebtedness to Adjusted Operating Cash Flow, as determined in accordance with Section 9.8(b) of this Agreement without regard to the last sentence thereof, is less than 4.0:1 for four consecutive fiscal quarters.

          (f) Current Ratio. The Company shall not permit the ratio of Current Assets less cash and Cash Equivalents to Current Liabilities as of the last day of any calendar quarter during any of the periods set forth below to be less than the ratio set forth below for such period; provided, however, that this
                                                --------  -------
Section 9.8(f) shall be of no further force or effect at such time as the ratio of Net Funded Indebtedness to Adjusted Operating Cash Flow, as determined in accordance with Section 9.8(b) of this Agreement without regard to the last sentence thereof, is less than 4.0:1.0 for four consecutive fiscal quarters.

                        Period                             Ratio
-------------------------------------------------------  ------------
September 30, 1998 to and including December 31, 1999     1.5  : 1:00
March 31, 2000 and thereafter                             1.75 : 1:00

     9.9  EMPLOYEE BENEFIT PLANS. The Company shall not, and shall not permit
          ----------------------
any of its Subsidiaries or any ERISA Affiliate, without the prior approval of the

Purchaser, (a) to establish or contribute to any employee benefit plan
(within the meaning of Section 3(3)) of ERISA) or other employee benefit arrangement which (i) is subject to Title IV of ERISA or is otherwise a Defined Benefit Plan, Multiemployer Plan or multiple employer plan (within the meaning of Section 413(c) of the Code); or (ii) provides post-retirement welfare benefits or "parachute payments" (within the meaning of Section 280G(b) of the Code); or (b) to amend any Plan if the effect of such amendment would cause such Plan to be a plan or arrangement described in clause (a)(i) hereof or to provide any of the benefits described in clause (a)(ii) hereof.

     9.10 LIMITATION ON BUSINESS OF THE COMPANY.  Neither the Company nor
          -------------------------------------
any of its Subsidiaries shall engage in any business or transaction other than the business in which it is currently engaged and the transactions contemplated by, or permitted under, the Transaction Documents and the Acquisition Documents.

     9.11 INVESTMENTS.  Except in the ordinary course of business and
          -----------
consistent with past practices, the Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to make or own any Investment in any Person except: (a) Investments in Cash Equivalents; provided that such Cash Equivalents are not subject to setoff rights in favor of the issuing bank arising from any existing banking relationship; (b) intercompany loans and investments to the extent permitted under Sections 9.2 or 9.4; (c) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $50,000 in the aggregate at any time outstanding; (d) loans of up to $2 million to ITC in accordance with the terms and provisions of that certain Loan and Security Agreement, dated May 29, 1997, between the Company and ITC (including the conversion of such loans into shares of ITC's redeemable convertible preferred stock, par value $.01 per share, representing a 20% ownership interest therein);
(e) the acquisition by the Company of the portion of ITC it does not already own for $24,500,000 pursuant to the exercise of its option to acquire such ownership interest in accordance with the terms of that certain Stockholders Option Agreement dated May 29, 1997 among the Company, ITC and the holders of common stock and warrants of ITC listed on Schedule A thereto and (f) a loan to or investment in ITC in an amount not to exceed $800,000, and in a manner consistent with the terms and conditions previously approved by the Company's Board of Directors.

     9.12 CONTINGENT OBLIGATIONS.  The Company shall not, nor shall it
          ----------------------
permit any of its Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent Obligation except those: (a) resulting from endorsements of negotiable instruments for collection in the ordinary course of business; (b) arising under the Transaction Documents; (c) existing on the Closing Date and as described in Schedule 9.12 annexed hereto; (d) arising
                                     -------------
with respect to customary indemnification and purchase price adjustment obligations incurred in connection with any Asset Dispositions; (e) incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, letter of credit and similar obligations not exceeding any time outstanding $150,000 in aggregate liability; (f) incurred with respect to any Indebtedness permitted pursuant to Section 9.4 hereof; (g) not otherwise permitted by clauses (a) through (f) above so long as any such Contingent Obligations, in the aggregate at any time outstanding do not exceed $100,000.

     9.13 MANAGEMENT FEES AND COMPENSATION.  The Company shall not, nor
          --------------------------------
shall it permit any of its Subsidiaries, directly or indirectly, to pay any management, consulting or similar fees to any Affiliate or to any director, officer or employee of the Company or any of its Subsidiaries except reasonable director's fees and expenses and except as set forth on Schedule 9.13.
                                                        -------------
Notwithstanding the foregoing, no payments may be made with respect to any items set forth on Schedule 9.13 upon the incurrence and during the continuation of an
             -------------
Event of Default.

     9.14 FISCAL YEAR.  The Company and its Subsidiaries shall not change
          -----------
their fiscal year without the prior consent of the Purchaser.

     9.15 SUBSIDIARIES.  Except as permitted in Section 8.1(j), the Company
          ------------
shall not, nor shall any of the Subsidiaries be permitted to, directly or indirectly, establish, create or acquire any new Subsidiary.

     9.16 NO NEGATIVE PLEDGES.  Except pursuant to agreements with the
          -------------------
creditors of the Senior Indebtedness, the Company will not and will not permit any of its Subsidiaries directly or indirectly to enter into or assume any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

     9.17 NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO THE COMPANY.
          ----------------------------------------------------------
Except as otherwise provided herein, the Company will not and will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Company or any such Subsidiary to: (a) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by the Company or any Subsidiary; (b) subject to subordination provisions for the benefit of Purchaser, pay any Indebtedness owed to the Company or any other Subsidiary; (c) make loans or advances to the Company or any other Subsidiary; or (d) transfer any of its property or assets to the Company or any other Subsidiary.

     9.18 BANK ACCOUNTS.  The Company will not and will not permit any of
          -------------
its U.S. Subsidiaries to establish any new bank accounts without prior written notice to the Purchaser.

                                  ARTICLE 10

                                  PREPAYMENT
                                  ----------

    10.1  OPTIONAL PREPAYMENT.  The Company may prepay outstanding
          -------------------
principal (together with accrued interest) on the Note at any time without penalty.

    10.2  MANDATORY PREPAYMENT.  Subject to Section 7 of the Note, the
          --------------------
Company shall prepay outstanding principal (together with accrued interest) on the Note in accordance with the "Mandatory Prepayment" provisions set forth in
Section 3 of the Note.


                                  ARTICLE 11

                                 MISCELLANEOUS
                                 -------------

    11.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All of the
          ------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser, acceptance of the WSDF Note and payment therefor.

    11.2  DISPOSITIONS BY THE PURCHASER.  At any time prior to the earlier
          -----------------------------
to occur of (x) one year from the Closing Date or (y) a Change of Control of the Company, each of the Purchaser and Whitney covenants and agrees that it will not sell or otherwise dispose of the Shares.

    11.3  NOTICES.  All notices, demands and other communications provided
          -------
for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery:

          (a)  if to the Purchaser:

               Whitney Subordinated Debt Fund, L.P.
               177 Broad Street
               Stanford, Connecticut 06901
               Telecopier No.: (203)  973-1422
               Attention: Mr. Daniel J. O'Brien
               with a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York 10019-6064
               Telecopier No.: (212) 757-3900
               Attention: Bruce A. Gutenplan, Esq.

          (b)  if to the Company:

               Nitinol Medical Technologies, Inc.
               27 Wormwood Street
               Boston, Massachusetts 02210
               Telecopier: 617-737-0924
               Attention: Mr. Theodore I. Pincus

               with a copy to:

               Hale and Dorr LLP
               60 State Street
               Boston, Massachusetts 02109
               Telecopier: 617-526-5000
               Attention:  Steven D. Singer, Esq.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

    11.4  SUCCESSORS AND ASSIGNS.  This Agreement shall inure to the
          ----------------------
benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the Purchaser may assign any of its rights under any of the Transaction Documents to any Person and any holder of the Note may assign the Note to any Person. The Company may not assign any of its rights under this Agreement without the prior written consent of the Purchaser. Except as provided in Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

    11.5  TERMINATION.
          -----------

          (a) This Agreement may be terminated prior to the Closing as follows:

               (i) at the election of the Company if any one or more of the conditions to its obligation to close has not been fulfilled as of August 31, 1998;

               (ii) at the election of the Purchaser if any one or more of the conditions to its obligation to close has not been fulfilled as of August 31, 1998;

               (iii) at the election of the Company if the Purchaser has breached a covenant or agreement contained in this Agreement, which breach cannot be or is not cured by August 31, 1998;

               (iv) at the election of the Purchaser if the Company has breached a covenant or agreement contained in this Agreement, which breach cannot be or is not cured by August 31, 1998; or

               (v) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchaser.

     If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 11.5(b).

          (b) If this Agreement is terminated in accordance with Section 11.5(a) and the transactions contemplated by this Agreement are not consummated, this Agreement shall become null and void and of no further force and effect, except for (i) the provisions of Section 2.2(b) relating to the obligation of the Company to pay the Purchaser's reasonable out-of-pocket expenses and (ii) the provisions of Article 7 and this Article 11. If this Agreement is terminated in accordance with Section 11.5(a) and the transactions contemplated by this Agreement are not consummated, none of the parties shall have any liability in respect of a breach of a representation, warranty, covenant or agreement, except to the extent that failure to satisfy the conditions of Article 3 or Article 4, as the case may be, results from the intentional or willful violation by such party of its obligations contained in this Agreement or any documents delivered pursuant to this Agreement.

    11.6  AMENDMENT AND WAIVER.
          --------------------

          (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law in equity, or otherwise.

          (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by any party from the terms of any provision of this Agreement shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

    11.7  SIGNATURES; COUNTERPARTS.  Telefacsimile transmissions of any
          ------------------------
executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    11.8  HEADINGS.  The headings in this Agreement are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning hereof

    11.9  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
          -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

    11.10 DETERMINATIONS, REQUEST OR CONSENTS.  All determinations,
          -----------------------------------
requests, consents, waivers or amendments to be made by the Purchaser in its opinion or judgment or with its approval or otherwise pursuant to the Transaction Documents shall be made (i) if prior to the Closing Date, by the Purchaser in its sole discretion and (ii) if after the Closing Date, by the holders of a majority of the aggregate outstanding principal amount of the Note.

    11.11 JURISDICTION, JURY TRIAL WAIVER, ETC..  (A) EACH PARTY TO THIS
          -------------------------------------
AGREEMENT HEREBY IRREVOCABLY AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS

FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN
SECTION 11.3, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

          (B) EACH OF THE COMPANY AND ITS SUBSIDIARIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER TRANSACTION DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE COMPANY AND ITS SUBSIDIARIES HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE COMPANY AND ITS SUBSIDIARIES (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (2) ACKNOWLEDGES THAT THE PURCHASER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

    11.12 SEVERABILITY.  If any one or more of the provisions contained
          ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

    11.13 RULES OF CONSTRUCTION.  Unless the context otherwise requires,
          ---------------------
"or" is not exclusive, any references to sections or subsections refer to sections or subsections of this Agreement.

    11.14 ENTIRE AGREEMENT.  This Agreement is intended by the parties as a
          ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein or therein.

This Agreement and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

    11.15 CERTAIN EXPENSES.  The Company will pay all expenses of the
          ----------------
Purchaser (including, without limitation, reasonable fees, charges and disbursements of counsel) in connection with any amendment, supplement, modification or waiver of or to any provision of this Agreement or any of the other Transaction Documents or any documents relating thereto (including, without limitation, a response to a request by the Company for the Purchaser's consent to any action otherwise prohibited hereunder or thereunder), or consent to any departure from, the terms of any provision of this Agreement or such other documents.

    11.16 PUBLICITY.  Except as may be required by applicable law, none of
          ---------
the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other party hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other party and shall give the other party an opportunity to comment thereon.

    11.17 FURTHER ASSURANCES.  Each of the parties shall execute such
          ------------------
documents and perform such further acts (including, without limitation, obtaining any consents, exemptions. authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                         NITINOL MEDICAL TECHNOLOGIES, INC.

                         By: /s/ Theodore I. Pincus
                             --------------------------------
                             Name: Theodore I. Pincus
                             Title: EVP/CFO


                         WHITNEY SUBORDINATED DEBT FUND, L.P.


                         By:
                             --------------------------------
                             Name:
                             A General Partner


     IN WITNESS WHEREOF, solely for purposes of being bound by Section 2.2,
Article 6 and Section 11.2 of this Agreement, J.H. Whitney & Co. has caused this Agreement to be executed and delivered by its officer hereunto duly authorized as of the date first above written.

                         J.H. WHITNEY & CO.


                         By:
                             --------------------------------
                             Name:
                             Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                         NITINOL MEDICAL TECHNOLOGIES, INC.

                         By:
                             --------------------------------
                             Name:
                             Title:


                         WHITNEY SUBORDINATED DEBT FUND, L.P.


                         By: /s/ Jeffrey R. Jay
                             --------------------------------
                             Name: Jeffrey R. Jay
                             A General Partner


     IN WITNESS WHEREOF, solely for purposes of being bound by Section 2.2,
Article 6 and Section 11.2 of this Agreement, J.H. Whitney & Co. has caused this Agreement to be executed and delivered by its officer hereunto duly authorized as of the date first above written.

                         J.H. WHITNEY & CO.


                         By: /s/ Jeffrey R. Jay
                             --------------------------------
                             Name: Jeffrey R. Jay
                             Title: General Partner

Exhibit A - See Exhibit 10.4 to the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 23, 1998 for a copy of the executed WSDF Note.

Exhibit C - See Exhibit 10.5 to the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 23, 1998 for a copy of the executed Guarantee and Collateral Agreement.

Exhibit E - See Exhibit 10.6 to the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 23, 1998 for a copy of the executed Dutch Pledge Agreement.

Exhibit F - See Exhibit 10.7 to the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 23, 1998 for a copy of the executed Registration Rights Agreement.

                                  EXHIBIT B-1

                               HALE AND DORR LLP


                              Counsellors at Law

                 60 State Street, Boston, Massachusetts 02109

                        617-526-6000 * Fax 617-526-5000


                                                       July 8, 1998

Whitney Subordinated Debt Fund, L.P.
c/o J.H. Whitney & Co., Inc.
177 Broad Street
Stamford, Connecticut 06901

Ladies and Gentlemen:

     We have acted as counsel to Nitinol Medical Technologies, Inc. ("Nitinol" or the "Company"), a Delaware corporation, and certain of its subsidiaries, as listed on Exhibit A (the "Subsidiaries", the Company and the Subsidiaries being
          ---------
collectively referred to herein as the "Borrowers") in connection with the preparation, execution and delivery of (i) the Subordinated Note and Common Stock Purchase Agreement (the "Note Purchase Agreement") by and among Nitinol, Whitney Subordinated Debt Fund, L.P. (the "Lender"), and, for certain purposes, J.H. Whitney & Co. ("J.H. Whitney" or "Agent") providing for, among other things, a $20,000,000 loan from the Lender to the Company and the issuance by the Company of an aggregate of 675,000 shares of common stock, par value $.001 per share (the "Shares"), to the Lender and Whitney, and (ii) the other loan documents, including (a) the Subordinated Promissory Note (the "WSDF Note") executed by Nitinol, (b) the Guarantee and Collateral Agreement (the "Guarantee and Collateral Agreement") made by Nitinol and the Subsidiaries (collectively with Nitinol, the "Grantors") in favor of the Agent, (c) the Agreement and Deed of Pledge of Shares in Yellow Tape B.V. and Nitinol Medical Technologies International, BV (the "Dutch Pledge Agreement") between NMT NeuroSciences (International), Inc. as pledgor of certain shares in Yellow Tape B.V., Nitinol Medical Technologies, Inc. as pledgor of certain shares of Nitinol Medical Technologies International, BV and J.H. Whitney, as security trustee and (d) the Charge Over Shares in NMT NeuroSciences (UK), Ltd. (the "Charge Over Shares") between NMT NeuroSciences (International), Inc., as chargor, and J.H. Whitney, as trustee. The shares pledged to or for the benefit of the Lender under the Guarantee and Collateral Agreement, other than the shares of Nitinol Medical Technologies FSC, Inc., are referred to herein as the "Pledged U.S. Shares." This opinion is furnished to you pursuant to Section 3.5 of the Note Purchase Agreement. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Note Purchase Agreement.

WASHINGTON, DC                     BOSTON, MA                         LONDON, UK
--------------------------------------------------------------------------------

             HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
      BROBECK HALE AND DORR (AN INDEPENDENT JOINT VENTURE LAW FIRM)

Whitney Subordinated Debt Fund, L.P.
July 8, 1998
Page 2


     In rendering the opinions expressed below, we have examined:

     (a)  the Note Purchase Agreement;

     (b)  the WSDF Note;

     (c)  the Guarantee and Collateral Agreement;

     (d)  the Dutch Pledge Agreement;

     (e)  the Charge Over Shares;

     (f)  UCC-1 financing statements in the form annexed hereto as Exhibit B
                                                                   ---------
(the "Financing Statements") to be filed in the filing offices listed on
Schedule I;
----------

     (g) The Certificate of Incorporation or similar charter document of each of the Borrowers, each in effect on the date hereof (collectively, the "Certificates of Incorporation");

     (h) the By-laws of each of the Borrowers, each as in effect on the date hereof, provided to us by the Borrowers (collectively, the "By-Laws");

     (i) all records contained in the corporate minute books of each of the Borrowers, as provided to us by the Borrowers, relating to the period commencing on January 1, 1997 and ending on the date hereof, and the stock record books of each of the Borrowers (other than the Company), as provided to us by such Borrowers;

     (j) the certificates of legal existence and corporate good standing listed on Exhibit C hereto for the Company and each of the Subsidiaries, issued by the
   ---------
Secretary of State of the State of Delaware and the Secretaries of State of the other jurisdictions listed thereon;

     (k) certified copies of resolutions adopted by the Boards of Directors of each of the Borrowers approving the transactions contemplated by the Note Purchase Agreement and authorizing, among other things, the execution, delivery and performance by the Borrowers of each of the Transaction Documents, as defined below (the "Authorizing Resolutions");

     (l) authorization, incumbency and signature certificates as to the officers of each of the Borrowers;

Whitney Subordinated Debt Fund, L.P.
July 8, 1998
Page 3

     (m) the certificate of Theodore I. Pincus, Executive Vice President of the Company and Treasurer of each of the Subsidiaries, in the form attached hereto as Exhibit D;
   ----------

     (n) such other documents, instruments and certificates (including, but not limited to, certificates of public officials and officers of the Borrowers) as we have considered necessary for purposes of this opinion; and

     (o)  the Acquisition Documents.

The documents listed in clauses (a)-(c) and (f) are referred to collectively herein as the "Transaction Documents."

     We assume, for purposes of this opinion, that the corporate records (referred to in clause (i) above) contain an accurate record of all meetings of the stockholders and directors of each of the Borrowers after January 1, 1997 and that the stock record books of each of the Borrowers are materially complete and accurate.

     In our examination of the documents described above, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies of documents submitted to us, the authenticity of the originals of such latter documents, and the legal capacity of all individual signatories.

     Insofar as this opinion relates to factual information which is in the possession of the Borrowers, we have relied, with your consent, exclusively upon certificates, statements and representations made to us by one or more officers or employees of the Borrowers and other representatives or agents of the Company and the representations of the Borrowers contained in the Transaction Documents. Nothing has come to our attention which causes us to believe that you are not justified in relying upon such certificates, statements and representations of officers and other representatives or agents of the Company.

     Any reference to "our knowledge", or to matters "known to us", "coming to our attention", or "of which we are aware", or any variation of any of the foregoing shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to this transaction of the existence or absence of any facts which would contradict our opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Borrowers. Without limiting the foregoing, we have not conducted a search of any computerized or electronic databases or the dockets of any court or administrative or other regulatory agency in any jurisdiction.

Whitney Subordinated Debt Fund, L.P.
July 8, 1998
Page 4

     We have assumed that all parties to the Transaction Documents other than the Borrowers have the power and authority and have taken the corporate or partnership action necessary to execute and deliver the Transaction Documents and all other instruments to which they are a party in connection therewith, and that except for the filing of Financing Statements, no consent, approval, authorization, declaration or filing by or with any governmental commission, board or agency is required for each of such parties' valid execution and delivery of such documents. We have assumed each of such parties' due execution and delivery of the Transaction Documents to which they are a party, and that such Transaction Documents constitute such parties' valid and binding obligations, enforceable against them in accordance with their respective terms. We are expressing no opinion herein as to the application of or compliance with any federal or state law or regulation to the power, authority or competence of any party to the documents as to which we are opining herein, other than the Borrowers.

     We express no opinion herein with respect to the laws of any state or jurisdiction other than the federal laws of the United States of America, the state laws of the Commonwealth of Massachusetts and the General Corporation Law statute of the State of Delaware. To the extent that the laws of any other jurisdiction govern any of the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct. We note that the Transaction Documents are governed by the laws of the State of New York. We further note that Cordis Innovasive Systems, Inc. ("CIS") is a Florida corporation and, for purposes of our opinions expressed in paragraphs 2 and 3 below as to no conflict with the charter and by-laws of CIS and the due execution and delivery of the Guarantee and Collateral Agreement, respectively, we have assumed that Massachusetts law governs CIS. We express no opinion herein with respect to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     The opinions expressed in paragraph l below, insofar as they relate to the due organization, valid existence and corporate good standing of the Company and each of the Subsidiaries, and the foreign qualification of certain of the Subsidiaries are based solely upon the certificates listed on Exhibit C and are
                                                              ---------
rendered as of the dates of such certificates and limited accordingly.

     With respect to our opinions expressed in paragraphs 2, 4 and 9 below, the Contractual Obligations "known to us" include only those documents to which the Company and/or the Subsidiaries is a party and which are filed as exhibits to reports filed by the Company with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act documents"). The opinion expressed in paragraph 4 as to the Company's issued and outstanding stock is based solely on a certificate dated as of

Whitney Subordinated Debt Fund, L.P.
July 8, 1998
Page 5

July 2, 1998 of American Stock Transfer and Trust Co., the Company's transfer agent. The opinions expressed in the third sentence of paragraph 4 and as to the fully paid and nonassessable nature of the outstanding shares of the Company's and the Subsidiaries' capital stock are based solely on the Officer's Certificate attached hereto as Exhibit D.
                               ---------

     Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, usury, or similar laws affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Notwithstanding the foregoing, our opinions set forth below are not qualified as to the application of Massachusetts General Laws Chapter 271, Section 49(a)-(c), based solely on our understanding that J.H. Whitney & Co., Inc., as agent, has complied with the notification requirement set forth in (S)49(d) of Chapter 271, and assuming for this purpose that the laws of the Commonwealth of Massachusetts govern the Transaction Documents. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of the documents as to which we are opining here or any of the agreements, documents or obligations referred to therein, or as to the successful assertion of any equitable defense, as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of a waiver of rights granted by the Constitution of the United States of America, or any state thereof, or the vesting of jurisdiction in, or the consent to the exercise of jurisdiction by, any court where the exercise of such jurisdiction is within the discretion of such court, or the court is not a court of general jurisdiction.

     We are expressing no opinion as to compliance by the Borrowers with the so-called "blue sky" or state securities laws (other than the securities laws of the Commonwealth of Massachusetts), or with state or federal antifraud laws, in connection with the issuance and sale of the WSDF Note or the Shares.

     We express no opinion as to the enforceability of any right of set-off against any deposit account of a Borrower to the extent that (i) the funds on deposit in said accounts have been accepted by you with an intent to apply such funds to a preexisting claim rather than to hold such funds subject to withdrawals in the ordinary course, (ii) the set-off is directed against checks held by you for collection only and not for deposit, (iii) the funds on deposit in said accounts are in any manner special accounts which, by the express terms on which they are created are made subject to the rights of a third party, or
(iv) the obligations against which any deposit account is set-off are not due and payable.

Whitney Subordinated Debt Fund, L.P.
July 8, 1998
Page 6

     Based upon and subject to the foregoing, and further subject to the qualifications set forth below, it is our opinion that:

     1. The Company and each of its Subsidiaries: (i) is, and after giving effect to the transactions contemplated by the Transaction Documents and the Acquisition Documents, will be a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
(ii) has, and after giving effect to the transactions contemplated by the Transaction Documents and the Acquisition Documents, will have all requisite corporate power and authority to own and operate its property (as such property is known to us), to lease the property it operates as lessee (as such property is known to us) and to conduct the business in which it is, to our knowledge, currently engaged; and (iii) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is or will be a party. The Company and NMT Heart Inc. are duly qualified to do business and in good standing in the Commonwealth of Massachusetts.

     2. The execution, delivery and performance by the Company and each of the Subsidiaries of each Transaction Document and Acquisition Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, including without limitation the issuance of the WSDF Note and the
Shares: (i) has been duly authorized by all necessary corporate action; (ii) does not contravene the terms of the Company's or any of the Subsidiaries' Certificates of Incorporation or By-laws, and (iii) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Company or any or the Subsidiaries known to us or any Requirement of Law applicable to the Company or any of the Subsidiaries.

     3. Each Transaction Document and Acquisition Document to which the Company and the Subsidiaries are parties has been duly executed and delivered by the Company and each of the Subsidiaries parties thereto.

     4. As of the Closing Date, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which 9,828,210 shares were issued and outstanding as of July 2, 1998 and 3,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"), of which no shares were issued and outstanding. The Company has no shares of capital stock held in treasury. To our knowledge, as of the Closing Date, after giving effect to the transactions contemplated hereby and by the other Transaction Documents and the Acquisition Documents, there will be: (i) no shares of issued and outstanding Preferred Stock; (ii) 10,503,210 shares of Common Stock issued and outstanding;
(iii) an aggregate of 1,865,789 shares of Common Stock reserved for issuance pursuant to the exercise of stock options issuable in accordance with the terms of the Company's 1994 Stock Option Plan, 1996 Stock Option Plan, 1996 Stock Option Plan for Non-Employee

Whitney Subordinated Debt Fund, L.P.
July 8, 1998
Page 7

Directors and the 1998 Stock Incentive Plan and an aggregate of 1,320,002 shares of Common Stock reserved for issuance pursuant to the exercise of stock options not issued pursuant to a plan (collectively, the "Options"); (iv) 83,329 shares of Common Stock reserved for issuance upon exercise of the stock purchase warrant issued in June 1998 to Fletcher Spaght, Inc. relating to the acquisition by the Company of certain technology relating to the CardioSEAL Septal Occluder;
(v) 28,489 shares of Common Stock reserved for issuance upon exercise of the stock purchase warrant transferred by Fletcher Spaght, Inc. in June 1998 to David Chazanovitz; (vi) 99,660 shares of Common Stock reserved for issuance upon exercise of the stock purchase warrant issued in February 1996 to Junewicz & Co., Inc.; (vii) 5,263 shares of Common Stock reserved for issuance upon exercise of the stock purchase warrant issued in April 1996 to Dr. Lloyd Marks (together with the warrants described above in (iv), (v) and (vi), the "Warrants"); and (viii) 84,973 shares of Common Stock reserved for issuance in connection with the Company's 1997 Employee Stock Purchase Plan. All outstanding shares of capital stock of the Company issued after January 1, 1997 have been duly authorized by all necessary corporate action and are validly issued, fully paid and nonassessable. To our knowledge, the shareholders of the Company have no preemptive or similar rights with respect to the issuance or sale of the Shares under any Contractual Obligation known to us.

     5. To our knowledge, except for the Warrants and the Options and as set forth on Schedule 5.19(b) to the Note Purchase Agreement, there are, and after giving effect to the transactions contemplated by the Transaction Documents and the Acquisition Documents, there will be, no outstanding securities convertible into or exchangeable for capital stock of the Company or options, warrants or other rights to purchase or subscribe to capital stock of the Company or contracts, commitments, agreement, understandings or arrangements of any kind to which the Company is a party relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

     6. To our knowledge, except as disclosed in the Transaction Documents, there are no actions, suits, proceedings, claims or disputes pending or threatened, at law, in equity, in arbitration or before any federal or state court or governmental authority or agency against the Company or any Subsidiary. To our knowledge, no injunction, writ, temporary restraining order, decree or any order of any nature specifically naming the Company or the Subsidiaries has been issued by any court or other governmental authority purporting to enjoin or restrain the execution, delivery and performance of any of the Transaction Documents.

     7. Assuming the accuracy of the representations and warranties contained in the Note Purchase Agreement, the offer, sale and issuance of the Shares and the WSDF Note are exempt from the registration requirements under the Securities Act of 1933, as amended and applicable Massachusetts securities laws.

Whitney Subordinated Debt Fund, L.P.
July 8, 1998
Page 8

     8. After giving effect to the transactions contemplated by the Acquisition Documents, neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     9. To our knowledge, except as provided in the Transaction Documents or disclosed on the Schedules to the Note Purchase Agreement, none of the Contractual Obligations of the Company known to us (i) restricts the voting or transfer or requires the registration of any capital stock of the Company, (ii) requires the Company to repurchase or otherwise acquire, retire or sell any capital stock of the Company or (iii) restricts the payments of dividends on any shares of capital stock of the Company.

     10. Each of the Note Purchase Agreement, the WSDF Note, the Guarantee and Collateral Agreement and the Acquisition Documents constitutes the valid and binding obligation of the Company and the Subsidiaries party thereto, enforceable against the Company and the Subsidiaries party thereto in accordance with its terms.

     11. The stock certificates representing the Shares are in proper form under all applicable provisions of Delaware law.

     12. Except for filings which are necessary to perfect the security interests granted under the Transaction Documents, for filings under United States state and federal securities laws, and any other filings, authorizations or approvals as are specifically provided for in the Transaction Documents, no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency are necessary under any relevant law for the execution, delivery or performance by the Company or any of the Subsidiaries of the Transaction Documents to which it is a party.

     13. If the Guarantee and Collateral Agreement were governed by the laws of the Commonwealth of Massachusetts, then after giving effect to the purchase of the WSDF Note on the Closing Date, the Guarantee and Collateral Agreement would create a valid security interest under the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts (the "Code") in favor of the Agent, for the benefit of the Lender and the Agent, to secure the Obligations (as defined in the Guarantee and Collateral Agreement), in all right, title and interest of the Company and the Grantors (the "Debtors") in and to the Collateral (as defined in the Guarantee and Collateral Agreement exclusive of the Pledged Securities) in which a security interest can be created under the Code. The Agent's security interest in the Collateral will be perfected under Article 9 of the Code upon due filing of the financing statements in the form attached as Exhibit B in the
                                                               ---------
offices listed on Schedule I with respect to filings made in filing offices in
                  ----------
the Commonwealth of Massachusetts, or under the Uniform Commercial Code enacted in the jurisdictions in which such other filing offices are located.

Whitney Subordinated Debt Fund, L.P.
July 8, 1998
Page 9

     14. If the Guarantee and Collateral Agreement were governed by the laws of the Commonwealth of Massachusetts, then after giving effect to the purchase of the WSDF Note on the Closing Date and assuming that (i) the Agent has, at the date of this letter, possession of the certificates representing the Pledged U.S. Shares of the Grantors, together with related stock powers which have been duly executed in blank by the Borrower and certain of the Grantors, as the case may be, and maintains continuous possession of the Pledged U.S. Shares and stock powers, and (ii) on the date hereof the Lender and the Agent do not have notice of any adverse claim to the Pledged U.S. Shares, then the Agent has a valid and perfected security interest, for the benefit of the Lender and the Agent, to secure the Obligations (as defined in the Guarantee and Collateral Agreement), in all right, title and interest of the Company and the Grantors in and to the Pledged U.S. Shares, which security interest has priority over any other security interest in the Pledged U.S. Shares which can be perfected under the Code.

     The foregoing opinions are subject to the following comments and qualifications:

     i. The enforcement against the Borrowers of any rights and remedies is or may be subject to the effect of certain general principles of contract law that include (a) the unenforceability of provisions of an agreement to the effect that provisions therein may only be amended or waived in writing to the extent that an oral agreement modifying such provisions has been entered into; and (b) the general rule that, where less than all of an agreement is enforceable, the balance is enforceable only when the unenforceable provision is not an essential part of the agreed exchange.

     ii. We express no opinion in paragraph 13 as to the creation of security interests in property in which a security interest cannot be created under the Code or the perfection of security interests in property in which a security interest cannot be perfected by the filing of UCC-1 Financing Statements pursuant to Article 9 of the Code in the filing offices described in Schedule I
                                                                     ----------
hereto. We express no opinion as to the perfection of security interests in fixtures.

     iii. We express no opinion as to the priority of any security interests granted by the Borrowers to or for the benefit of the Lender except with respect to Pledged U.S. Shares. We express no opinion as to the existence of, or the right, title or interest of the Borrowers in, to or under any property in which it has granted a security interest.

     iv. The perfection of the security interests may be terminated as to any Collateral of a Borrower acquired by such Borrower more than four months after such Borrower changes its name, identity or corporate structure so as to make the Financing Statements seriously misleading (within the meaning of Section 9-402(7) of

Whitney Subordinated Debt Fund, L.P.
July 8, 1998
Page 10

the Code) unless new, appropriate financing statements indicating the new name, identity or corporate structure of such Borrower are properly filed before the expiration of such four-month period and all fees in connection therewith are paid. The perfection of security interests in accounts, including receivables, general intangibles and certain other Collateral of a Borrower may be terminated if such Borrower changes the location of its chief executive offices.

     v. Pursuant to the Code, continuation statements are required from time to time to be filed in order to preserve valid, perfected security interests.

     vi. We have assumed that the Collateral of the Borrowers is located at the locations described on Schedule II hereto and that the chief executive
                           -----------
offices of the Borrowers are located as described on Schedule II.
                                                     -----------

     vii. We express no opinion as to the adequacy of the description of the Collateral of the Borrowers as defined in the Note Purchase Agreement insofar as such description includes terms which are not defined under Article 9 of the Code.

     viii.  We express no opinion as to the legal capacity of natural persons.

     ix. Under certain circumstances, described in Section 9-306 of the Code, the right of a secured party to enforce a perfected security interest in the proceeds of collateral may be limited.

     x. The grant of, or any realization on, security interests in governmental licenses, permits, authorizations and other rights, in contracts with government or governmental instrumentalities, commissions, boards or agencies and in the proceeds thereof are or may be subject to restrictions or limitations set forth therein or in applicable statutes, laws, rules or regulations, and we express no opinion as to the creation or perfection of security interests in such rights, contracts or proceeds (to the extent affected by such restrictions or limitations).

     xi. We express no opinion as to the enforceability of prospective waivers of rights to notice, or to a hearing or other right granted by constitution or statute, provisions purporting to relieve parties of the consequences of their own negligence or misconduct, choice of law provisions, or provisions purporting to establish evidentiary standards.

     This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Whitney Subordinated Debt Fund, L.P.
July 8, 1998
Page 11

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is solely for your benefit, and the benefit of your counsel, in connection with the consummation of the transactions contemplated by the Note Purchase Agreement, and may not be quoted or relied upon by any other person or used for any other purpose, without our prior written consent.


                                        Very truly yours,



                                        /s/ HALE AND DORR LLP
                                        HALE AND DORR LLP

                                  EXHIBIT B-2


                [LETTERHEAD OF COLLYER - BRISTOW APPEARS HERE]

Our ref: PJS/9687-l/tsc                                              8 JULY 1998

Your ref:


Whitney Subordinated Debt Fund, L.P. and
J H Whitney & Co., Inc.
177 Broad Street
Stamford
Connecticut 06901
USA


Dear Ladies and Gentlemen:

We have acted as English legal advisers to NMT Neurosciences (International), Inc ("NMT International"), a Delaware corporation and its wholly owned subsidiary, NMT Neurosciences (UK) Limited, a company incorporated in England ("NMT UK") in connection with the preparation, execution and delivery of a Deed of Charge over shares in NMT UK ("the Deed of Charge") between NMT 1nternational and J.H. Whitney & Co., Inc ("Whitney").

In rendering the opinions expressed below, we have examined:-

(a)  the Deed of Charge;

(b)  the Certificate of Incorporation of NMT UK;

(c) the Memorandum and Articles of Association of NMT UK certified to be in effect by a director of NMT UK on 7th July 1998;

(d) the corporate minute books of NMT UK as provided to us by NMT International from the date of its incorporation to the date hereof;

(e) such other documents as we have considered necessary for purposes of this opinion.

We assume, for purposes of this opinion, that the corporate minute books (referred to in clause (d) above) contain an accurate record of all meetings of the shareholders and directors of NMT UK.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the capacity, power and authority of all parties to execute and deliver the Deed of Charge and all other applicable documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies of documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the due execution and delivery of the Deed of Charge by NMT International and Whitney, that the Memorandum and Articles of Association of NMT UK were true complete and up-to-date as at the

                               COLLYER - BRISTOW

                                  solicitors

J H WHITNEY & CO., INC.                                              8 JULY 1998

date of this opinion and that the resolutions in the minute books referred to in clause (d) have not been amended or rescinded and are in full force and effect.

We have assumed that there are no provisions of the laws of any relevant jurisdiction outside England which would be contravened by the execution, delivery or performance of the Deed of Charge and that, insofar as any obligation under the Deed of Charge fails to be performed in any jurisdiction outside England, its performance will not be illegal or adversely affected by virtue of the laws or regulations of or applicable in that jurisdiction.

We express no opinion herein with respects to the laws of any state or jurisdiction other than that of England.

Our opinions below are qualified to the extent that the validity or enforceability of the documents referred to or of any of the rights granted to any party pursuant thereto may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganisation, moratorium, fraudulent conveyance, or similar laws affecting the rights of creditors generally and (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of such documents or any of the agreements, documents or obligations referred to therein, as the availability of such remedies may be subject to the discretion of a court.

Based upon and subject to the foregoing, and further subject to the qualifications set forth below, it is our opinion that:-

(a)  NMT UK is a company duly incorporated in England;

(b) The register of members in the corporate minute books of NMT UK records that NMT International is the holder of the entire issued share capital of NMT UK consisting of 100 fully paid ordinary shares of (Pounds)1 each, all of which have been duly issued to NMT International;

(c) To the best of our knowledge, there are no actions, suits, proceedings, claims or disputes pending or threatened, at law, in equity, in arbitration or before any court or governmental authority or agency in the UK against NMT International or NMT UK with respect to the Deed of Charge or the transactions contemplated thereby. To the best of our knowledge, no injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other governmental authority in the UK purporting to enjoin or restrain the execution, delivery and performance of the Deed of Charge;

(d) The execution, delivery and performance by NMT International of the Deed of Charge and the transactions contemplated thereby does not contravene the terms of NMT's Articles of Association and will not violate, conflict with or result in any breach or contravention of any requirement of English law;

(e) The Deed of Charge creates an equitable fixed charge over the shares in NMT UK expressed to be charged thereby;

                               COLLYER - BRISTOW

                                  solicitors

J H WHITNEY & CO., INC.                                              8 JULY 1998

(f) The Deed of Charge creates a valid and binding obligation of NMT International, enforceable in accordance with its terms;

(g) Except for filings which are necessary to perfect the security interests granted under the Deed of Charge and any other filings, authorisations or approvals as are specifically provided for in the Deed of Charge, no authorisations or approvals of, and no filings with, any governmental or regulatory authority or agency in England are necessary under English law for the execution, delivery or performance by NMT International of the Deed of Charge.

The foregoing opinions are subject to the following comments and qualifications:

(i) An English court may not give effect to a purported obligation to pay another party's litigation costs and may make its own order as to costs;

(ii) While English courts have power to give judgment expressed as an order to pay a currency other than pounds sterling, they may decline to do so in their discretion and may not enforce the benefit of currency conversion and indemnity clauses;

(iii) Claims may become barred under the Limitations Act or may be or become subject to defences of set-off or counterclaim;

(iv) The enforcement of the rights and obligations of the parties to the Deed of Charge may be limited by the provisions of English law concerning frustration of contracts;

(v) It is beyond the scope of this opinion to deal comprehensively with matters concerning property, assets and rights expressed to be subject to the Deed of Charge and the priority, nature, registration and enforcement of the Deed of Charge and its effectiveness in all circumstances. In particular we express no opinion in this letter as to the following matters:

       (a) the marketability or value of any of the shares in NMT UK expressed to be subject to the Deed of Charge;

       (b) the priority of any security or whether any of the shares in NMT UK are or may become subject to any equities, rights or interests in favour of any other person in priority to the Deed of Charge or otherwise;

(vi) The enforcement of security interests is subject to certain rules of law; for example a person who holds a charge over property cannot sell the property to himself and owes a duty to take reasonable care to realise the property for a proper price;

(vii) Clause 9 of the Deed of Charge (Severability) may not be effective under English law;

(viii) Although Clause 10.2 of the Deed of Charge (Waiver) contemplates written waivers, an agreement may be varied, amended or discharged by a further agreement or collateral agreement which may he effected by an oral agreement or a course of dealing;

                               COLLYER - BRISTOW

                                  solicitors

J H WHITNEY & CO., INC.                                              8 JULY 1998

(ix) Notwithstanding Clause l of Schedule 3 of the Deed of Charge, as between NMT International and NMT UK English law entitles NMT International to receive dividends from NMT UK and to exercise the voting and other rights in respect of the shares of NMT UK which are subject to the Deed of Charge while they are registered in the name of NMT International rather than that of Whitney, whether or not any events of default have occurred. Thus in theory NMT International could in future procure the issue of further shares by NMT UK, so diluting the shares which are subject to the Deed of Charge. Further NMT International could in theory transfer the charged shares to a third party while they are registered in the name of NMT International (if NMT International could induce the directors of NMT UK to issue a duplicate share certificate). To perfect its security Whitney need to be registered as the holder of the shares. If it is not so registered, it could protect itself to some extent by serving a stop notice on NMT UK;

(x) Although the Articles of Association of NMT UK do not give the Directors of NMT UK the right to refuse registration of any transfer of shares which are fully paid, they do give the Directors the right to refuse registration in the case of shares on which NMT UK has a lien. The Articles of Association could also in theory be amended in the future to make registration more difficult for Whitney. To perfect its security Whitney need to be registered as the holder of the shares.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is solely for your benefit, and the benefit of your Counsel, in connection with the consummation of the transactions contemplated by the Deed of Charge, and may not be quoted or relied upon by any other person or used for any other purpose, without our prior written consent.

Very truly yours,



/s/ Collyer-Bristow

Collyer-Bristow

                                  EXHIBIT B-3

                   [LETTERHEAD OF NAUTA DUTILH APPEARS HERE]

Whitney Subordinated Debt Fund, L.P.
177 Broad Street
Stanford, Connecticut 06901

July 9, 1998


Ladies and Gentlemen:


This opinion is rendered to you at your request with respect to certain matters of Netherlands Law relating to Yellow Tape B.V. ("Yellow Tape") and Nitinol
                                                  -----------
Medical Technologies International B.V. ("Nitinol"), each of the companies
                                          -------
organized under Netherlands law, in connection with a notarial agreement and deed of pledge dated July 9, 1998 among (i) NMT Neurosciences (International), Inc., a Delaware corporation ("NMT") as pledgor of certain shares in Yellow
                               ---
Tape, (ii) Nitinol Medical Technologies, Inc., a Delaware Corporation (the "Borrower") as pledgor of certain shares in Nitinol, (iii) J.H. Whitney & Co.,
 --------
Inc., a Delaware corporation ("Whitney"), acting not for itself but solely in
                               -------
its capacity as security agent of Whitney Subordinated Debt Fund, L.P., a Delaware limited partnership (the "Purchaser") and any holders of any note from
                                   ---------
time to time pursuant to the Purchase Agreement (as defined below), (Whitney acting in such capacity the "Agent"), (iv) Yellow Tape and (v) Nitinol (such
                             -----
notarial agreement and deed of pledge the "Deed of Pledge").
                                           --------------

As the basis for my opinion, I have exclusively examined the following documents:

(i) a copy of the deed of incorporation dated December 2, 1997 of Yellow Tape (the "Yellow Tape Deed of Incorporation"), containing the articles of
           ---------------------------------
     association of Yellow Tape (the "Yellow Tape Articles of Association");
                                      -----------------------------------

(ii) a copy of the deed of incorporation dated February 24, 1997 of Nitinol (the "Nitinol Deed of Incorporation"), containing the articles of
              -----------------------------
        association of Nitinol (the "Nitinol Articles of Association");
                                     -------------------------------

(iii) a facsimile copy of an extract dated July 7, 1998 from the Commercial Register of the Chamber of Commerce and Industry of Amsterdam under registration number 33298255 relating to Yellow Tape (the "Yellow Tape
                                                                   -----------
        Extract"), confirmed by me by telephone to be correct as of the date
        -------
        hereof, except for the fact that the appointment of Messrs. Thomas M. Tully and Theodore I. Pincus as members of the board of managing directors as of July 7, 1998 has not yet been accounted for in the Yellow Tape Extract;

(iv) as extract dated June 26, 1998 from the Commercial Register of the Chamber of Commerce and Industry of Centraal Gelderland under registration number 10148235 relating to Nitinol (the "Nitinol Extract")
                                                               ---------------
        confirmed by me by telephone to be correct as of the date hereof;

(v) a facsimile copy of the relevant pages of the shareholders' register of Yellow Tape (the "Yellow Tape Shareholdersregister");
                          --------------------------------

(vi) a facsimile copy of the relevant pages of the shareholders' register of Nitinol (the "Nitinol Shareholdersregister");
                      ----------------------------

(vii) a facsimile copy of an executed copy of written resolutions of the board of managing directors of Yellow Tape dated July 8, 1998 authorizing the execution of the Deed of Pledge (the "Yellow Tape Resolution");
                                              ----------------------

(viii) a facsimile copy of an executed copy of written resolutions of the board of managing directors of Nitinol dated July 8, 1998 authorizing the execution of the Deed of Pledge (the "Nitinol Resolution");
                                              ------------------

(ix) a copy of a signed statement dated July 8, 1998 by NMT in its capacity as Yellow Tape's sole shareholder confirming that the execution and delivery of the Deed of Pledge and all documents relating thereto are not subject to approval of Yellow Tape's general meeting of shareholders pursuant to article 7.9 of the Yellow Tape Articles of Association (the "NMT Confirmation Statement");
                         --------------------------

(x) a copy of a signed statement dated July 8, 1998 by the Borrower in its capacity as Nitinol's sole shareholder confirming that the execution and delivery of the Deed of Pledge and all documents relating thereto are not subject to approval of Nitinol's general meeting of shareholders pursuant to article 13.1 of the Nitinol Articles of Association (the "Borrower
                                                                    --------
       Confirmation Statement");
       ----------------------

(xi) a facsimile copy of a power of attorney granted by Yellow Tape dated July 8, 1998 authorizing the execution of the Deed of Pledge by each lawyer of the lawfirm Stibbe Simont Monahan Duhot in Amsterdam (the "Yellow Tape
                                                                  -----------
       Power of Attorney");
       -----------------

(xii) a facsimile copy of a power of attorney granted by Nitinol dated July 8, 1998 authorizing the excution of the Deed of Pledge by each lawyer of the lawfirm Stibbe Simont Monahan Duhot in Amsterdam (the "Nitinol Power of
                                                              ----------------
       Attorney");
       --------

(xiii) a facsimile copy of the executed copy of the Deed of Pledge.

(xiv) a facsimile copy of an executed copy of a subordinated note and common stock purchase agreement dated as of July 8, 1998 among (i) the Borrower,
       (ii) the Purchaser and (iii) Whitney (the "Purchase Agreement");
                                                  ------------------

(xv) a facsimile copy of an executed copy of a guarantee and collateral agreement dated as of July 8, 1998 among (i) the Borrower and (ii) certain of the Borrower's US subsidiaries, in favor of the Agent (the "Guarantee and Collateral Agreement"); and
        ----------------------------------

(xvi) a facsimile copy of an executed copy of a 10.101% US$20,000,000 subordinated promissory note due September 30, 2003 dated July 8, 1998 by the Borrower (the "Note").
                          ----

The Purchase Agreement, the Guarantee and Collateral Agreement and the Note shall hereinafter be jointly referred to as the "New York Documents".
                                                 ------------------

As to matters of fact I have relied upon the documents I have examined and upon statements or certificates of directors or representatives of Yellow Tape, Nitinol, NMT or the Borrower and of public officials.

The following opinion is limited in all respects to the laws of (i) the Netherlands with general applicability and (ii) the European Union insofar as they are directly applicable in the Netherlands, as they stand at the date hereof and as they are presently interpreted under published case law of the courts of the Netherlands ("Netherlands Law"). I do not express any opinion on
                            ---------------
tax law, on public international law or on the rules promulgated under or by any treaty or treaty organization.

In this opinion letter Netherlands legal concepts are expressed in English terms and not always in their original Netherlands terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

In rendering this opinion, I have assumed that:

(a) all original documents are authentic and the signatures thereon are genuine and all documents submitted to me as final drafts of documents or as photocopy or facsimile copy are in conformity with the executed originals;

(b) the Yellow Tape Deed of Incorporation has been signed by a civil law notary (notaris) and the contents of the Yellow Tape Deed of Incorporation are correct and complete;

(c) the Nitinol Deed of Incorporation has been signed by a civil law notary (notaris) and the contents of the Nitinol Deed of Incorporation are correct and complete;

(d) the Yellow Tape Extract was true, complete and correct on the date of its issue and would be identical and also true, complete and correct if issued on, as applicable, the date of the execution of each of the Deed of Pledge, the Yellow Tape Resolution, the NMT Confirmation Statement and the Yellow Tape Power of Attorney;

(e) the Nitinol Extract was true, complete and correct on the date of its issue and would be identical and also true, complete and correct if issued on, as applicable, the date of the execution of each of the Deed of Pledge, the Nitinol Resolution, the Borrower Confirmation Statement and the Nitinol Power of Attorney;

(f) immediately prior to the execution of the Deed of Pledge, the information contained in the Yellow Tape Shareholdersregister was true and correct;

(g) immediately prior to the execution of the Deed of Pledge, the information contained in the Nitinol Shareholdersregister was true and correct;

(h) (i) each of the parties to the New York Documents and the Deed of Pledge, other than Yellow Tape and Nitinol, has been duly incorporated, is and at the time of the execution of the Deed of Pledge was validly existing and, to the extent relevant in such party's jurisdiction, in good standing under the laws applicable to such party, (ii) each of the parties to the New York Documents and the Deed of Pledge, other than Yellow Tape and Nitinol, has and had at the time of the execution of the New York Documents and the Deed of Pledge, all requisite power (corporate and otherwise) to execute and deliver, and to perform its obligations under, each of the New York Documents and the Deed of Pledge to which it is a party, and (iii) under any applicable law, other than Netherlands Law, the New York Documents and the Deed of Pledge have been duly executed and delivered by each of the parties thereto;

(i) the New York Documents constitute under any applicable law, other than Netherlands Law, including the laws of the State of New York to which they are expressed to be subject, the valid, legal and binding obligations of all parties thereto, enforceable against such parties in accordance with their respective terms;

(j) the jurisdiction provision in the Purchase Agreement and the Guarantee and Collateral Agreement is valid under the laws of the State of New York and the courts of the State of New York would accept jurisdiction on the basis thereof;

(k) at the moment of the execution of the Deed of Pledge (i) NMT was the owner (eigenaar) and had full right to dispose (beschikkingsbevoegd) of the Shares 01 (as defined in the Deed of Pledge) and the Rights (as defined in the Deed of Pledge) relating thereto, and (ii) such Shares 01 and Rights were not encumbered by any limited rights (beperkte rechten) or attachments (beslagen);

(l) at the moment of the execution of the Deed of Pledge (i) the Borrower was the owner (eigenaar) and had full right to dispose (beschikkingsbevoegd) of the Shares 02 (as defined in the Deed of Pledge) and the Rights (as defined in the Deed of Pledge) relating thereto, and (ii) such Shares 02 and Rights were not encumbered by any limited rights (beperkte rechten) or attachments (beslagen);

(m) the description of the Collateral (as defined in the Deed of Pledge) sufficiently identifies (omschrijft met voldoende bepaaldheid) such collateral within the meaning of Article 84, Section 2 of Volume 3 of the Netherlands Civil Code (the "CC");
                                  --

(n) to the extent future goods (toekomstige goederen) including future registered claims (toekomstige vorderingen op naam) are part of the Rights (as defined in the Deed of Pledge), NMT or the Borrower, as applicable, shall at such future date be the proprietor (rechthebbende) and shall, under the law applicable to such Rights have the right to dispose of (beschikkingsbevoegdheid) and shall be validly obligated to pledge such Rights and such Rights shall not be encumbered by any limited rights (beperkte rechten) or attachments (beslagen);

(o) the Rights (as defined in the Deed of Pledge) are capable of being pledged under Netherlands Law;

(p) the obligations under, or pursuant to, the New York Documents, to the extent secured by the Deed of Pledge, are sufficiently identifiable (voldoende bepaalbaar) within the meaning of Article 231, Section 2 of Volume 3 of the CC;

(q) the Yellow Tape Resolution, the Nitinol Resolution, the NMT Confirmation Statement, the Borrower Confirmation Statement, the Yellow Tape Power of Attorney and the Nitinol Power of Attorney have been duly executed, have not been nor will be, wholly or partly, cancelled or revoked, amended, terminated or wholly or partly invalidated or declared null and void by a court of law;

(r) at the time of the Yellow Tape Resolution and the NMT Confirmation Statement, no depository receipts of shares in Yellow Tape had been issued and none of the shares in Yellow Tape was pledged or encumbered with a right of usufruct;

(s) at the time of the Nitinol Resolution and the Borrower Confirmation Statement, no depository receipts of shares in Nitinol had been issued and none of the shares in Nitinol was pledged or encumbered with a right of usufruct;

(t) at the date of the execution of the New York Documents and the Deed of Pledge on the date of this opinion Yellow Tape had/has not been dissolved (ontbonden), granted suspension of payments (surscance van betaling verleend) or declared bankrupt (failliet verklaard); it being hereby confirmed that our today's inquiries with the Trade Register of the Chamber of Commerce and Industry in Amsterdam and the District Court of Amsterdam have not revealed any information that any such event has occurred, but it should be noted that this is not conclusive evidence that no such event has occurred; and

(u) at the date of the execution of the New York Documents and the Deed of Pledge on the date of this opinion Nitinol had/has not been dissolved (ontbonden), granted suspension of payments (surscance van betaling verleend) or declared bankrupt (failliet verklaard); it being hereby confirmed that our today's inquiries with the Trade Register of the Chamber of Commerce and Industry in Centraal Gelderland and the District Court of Den Haag have not revealed any information that any such event has occurred, but it should be noted that this is not conclusive evidence that no such event has occurred.

Based upon and subject to the foregoing and subject to the qualifications listed below and to any factual matters, documents or events not disclosed to me in the course of my examination referred to above, I am at the date hereof of the opinion that:

(1) Yellow Tape has been duly incorporated and is validly existing under Netherlands Law as a legal entity in the form of a besloten vennootschap met beperkte aansprakelijkheid (closed company with limited liability).

(2) Nitinol has been duly incorporated and is validly existing under Netherlands Law as a legal entity in the form of besloten vennootschap met beperkte aansprakelijkheid (closed company with limited liability).

(3) Yellow Tape has the corporate power to execute, deliver and perform its obligations under the Deed of Pledge.

(4) Nitinol has the corporate power to execute, deliver and perform its obligations under the Deed of Pledge.

(5) Yellow Tape has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under the Deed of Pledge and the entry into the Deed of Pledge by Yellow Tape does not violate the Yellow Tape Articles of Association or any applicable provision of Netherlands Law.

(6) Nitinol has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under the Deed of Pledge and the entry into the Deed of Pledge by Nitinol does not violate the Nitinol Articles of Association or any applicable provision of Netherlands Law.

(7)  The Deed of Pledge has been duly executed and delivered by Yellow Tape.

(8)  The Deed of Pledge has been duly executed and delivered by Nitinol.

(9) The Deed of Pledge creates a valid first ranking right of pledge (eerste pandrecht) on the Shares and the Rights as defined therein, in favor of Agent, which right of pledge is enforceable in the Netherlands in accordance with its terms and the applicable provisions of Netherlands Law.

The opinions expressed above are subject to the following qualifications:

(A) The opinions expressed in paragraphs (3) and (4) above are limited by any applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application at the time of the execution of the Deed of Pledge, now or hereafter in effect, relating to or effecting the enforcement or protection of creditors' rights.

(B) The enforcement of the pledge created pursuant to the Deed of Pledge will not be affected by the bankruptcy (faillissement) or suspension of payments (surseance van betaling) of Yellow Tape or Nitinol, provided that (i) a receiver in bankruptcy (curator) may require the holder of such pledge to foreclose it within a reasonable time, and if such holder fails to do so the receiver can sell the underlying assets himself and pay the proceeds to such holder, and (ii) the foreclosure of such pledge can be suspended by a court, at the request of any interested party, for a period not exceeding two months.

(C) Any opinions expressed herein with respect to the validity of the Deed of Pledge or any legal act (rechtshandeling) forming part thereof or contemplated thereby are limited by the protection afforded by Netherlands Law pursuant to rules regarding fraudulent conveyance (Actio Pauliana) to creditors whose interests have been injured.

(D) The obligations of a party to an agreement, to the extent Netherlands Law is applicable, are subject to and limited by rules of force majeure (niet toerekenbare tekortkoming), set-off, reasonableness and fairness (redelijkheid en billijkheid), unforeseen circumstances (onvoorziene omstandigheden) and other defenses afforded by Netherlands Law to obligors generally. Under Netherlands Law the remedy of specific performance may not always and in all circumstances be available.

(E)  The opinion expressed in paragraph (9) above is limited to the extent that
     (i) no opinion is rendered that the rights of pledge created by means of the Deed of Pledge can be enforced in any jurisdiction other than the Netherlands and that such other jurisdiction would recognize, give such effect or grant such priority to such rights of pledge as would be the case in the Netherlands and (ii) the foreclosure under the rights of pledge, created by the Deed of Pledge, will be subject to certain mandatory share transfer restrictions (blokkeringsregelingen) in Article 5 of the Yellow Tape Articles of Association and Article 8 of the Nitinol Articles of Association.

(F) I do not render any opinion on the recognition or enforceability in the Netherlands of the security interests purporting to be created pursuant to the New York Documents.

(G) To the extent Netherlands Law is applicable, any provision in the New York Documents or the Deed of Pledge to the effect that such agreement or any of the provisions thereof shall be binding on the successors or assigns of any party thereto may not be valid in the absence of an agreement with any such assign or successor.

(H) Any substitution of the Agent as contemplated in Section 8.5 of the Guarantee and Collateral Agreement (Successors and Assigns) will result in the former Agent losing the benefit of the Deed of Pledge without the substitute agent acquiring such benefits. Consequently, in the event of such substitution, (a) the security interests created in favor of the Agent pursuant to the Deed of Pledge and (b) the right to administer (beheren) and dispose of (beschikken) the rights in respects of the Shares (as referred to in the Deed of Pledge) and the Rights (as referred to in the Deed of Pledge) will need to be re-established by way of the re-execution of a replacement Deed of Pledge.

(I) In accordance with Netherlands law a power of attorney can only be made irrevocable to the extent its object is the performance of rechtshandelingen (juridical acts) in the interest of the representative appointed thereby or of a third party. In accordance with Netherlands law any power of attorney or mandate will terminate upon the faillissement (bankruptcy) or becomes ineffective upon the surseance van betaling (suspension of payments) of the issuer thereof.

(J) Pursuant to Article 7 Volume 2 of the CC any transactions entered in to by a legal entity (such as Yellow Tape and Nitinol) may be nullified if the objects of such entity were transgressed thereby and the other party to the transaction knew or should have known this without independent investigation. The description of the objects of Yellow Tape in Article 2 of the Yellow Tape Articles of Association include "... to provide security for the debts of legal persons or of other companies with which the company is affiliated in a group..." and the description of the objects of Nitinol in Article 2 of the Nitinol Articles of Association include "... to provide guarantees and to bind the company, or assets of the company, for the benefit of enterprises and corporations with which the company is affiliated in a group...". However, there is no case law confirming that this fact alone is sufficient to conclude that the granting of such security, would not be ultra vires. The view is widely expressed in the literature that a transaction which patently violates the interest of a company is ultra vires regardless of the description of the objects in its article of association.


The opinion speaks as of its date. It is addressed solely to you and your permitted successors, transferees and assigns. It may not be relied upon by any person other than you and without my prior written consent, its contents may not be disclosed to third parties, save to Yellow Tape's and Nitinol's law legal advisor who may rely upon this opinion as though it were addressed to him.


                                           Sincerely,

                                           /s/ Richard Norbruis

                                           Richard Norbruis

                                   EXHIBIT D


                        DATED                     1998
                        ------------------------------



                  (1) NMT NEUROSCIENCES (INTERNATIONAL), INC,
                      as chargor

                  (2) J. H. WHITNEY & CO., INC, as trustee



                    ---------------------------------------
                              CHARGE OVER SHARES
                         in NMT NEUROSCIENCES (UK) LTD
                    ---------------------------------------










                                  ROWE & MAW
                             20 Black Friars Lane
                                London EC4V 6HD

                          Tel: + 44 (0)171-248 4282
                           Fax: +44 (0)171-248 2009

                                   Ref: 184

                                   CONTENTS

CLAUSE    SUBJECT MATTER                                            PAGE
 1.       Definitions And Interpretation                             1
 2.       Charging Clause                                            3
 3.       Warranties And Covenants                                   4
 4.       The Agent's Powers                                         4
 5.       Coutinuing Security                                        4
 6.       Releases Conditional, Retention Of Security                4
 7.       Third Party Protection                                     5
 8.       Indemnities                                                5
 9.       Severability                                               6
10.       Amendments, Waivers And Rights                             6
11.       Assignment                                                 7
12.       Law And Jurisdiction                                       8
13.       Notices                                                    8
14.       Counterparts                                               9


SCHEDULE
 1.       Representations and Warranties                            10
 2.       Covenants                                                 11
 3.       The Agent's Powers                                        14

                              CHARGE OVER SHARES


DATE:

PARTIES:

(1) NMT NEUROSCIENCES (INTERNATIONAL), INC., a company incorporated in Delaware, whose principal place of business is at 27 Wormwood Street, Boston, Massachusetts 02210 (the "CHARGOR"); and

(2) J. H. WHITNEY & CO., INC, a company incorporated in Delaware, whose principal place of business is at 177 Broad Street, Stamford, Connecticut 06901 (the "AGENT") as trustee.

BACKGROUND:

(A) Pursuant to a subordinated note and common stock purchase agreement (the "NOTE PURCHASE AGREEMENT") made on or about the date of this Charge between (1) Whitney Subordinated Debt Fund, L.P. (the "PURCHASER") and (2) Nitinol Medical Technologies, Inc. ("NITINOL"), Nitinol has agreed to issue and the Purchaser has agreed to purchase the WSDF Note (as defined in the Note Purchase Agreement).

(B) Pursuant to a guarantee and collateral agreement (the "GUARANTEE AND COLLATERAL AGREEMENT") made on or about the date of this Charge between (1) various parties, including Nitinol and the Chargor, as grantors and (2) the Agent as agent for the Purchaser, the CHARGOR has (amongst other things) granted security for its obligations relating to the Notes (as defined in the Note Purchase Agreement).

(C) It is a condition precedent to the obligation of the Purchaser to purchase the WSDF Note from Nitinol under the Note Purchase Agreement that the Chargor shall have executed and delivered in favour of the Agent this Charge over 65% of the shares held by it in the Company.

(D) The Agent holds the benefit of this Charge, including without limitation the security created and other rights granted in it, on trust for the Lenders and itself.

(E) This document is the deed of the Chargor even if it has not been duly executed by the Agent or has been duly executed by the Agent, but not as a deed.

THIS DEED WITNESSES THAT:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINED TERMS

     In this Charge (including time Background):

     "BORROWER OBLIGATIONS" has the meaning given to it in the Guarantee and Collateral Agreement and for the avoidance of doubt includes, without limitation, any obligation or liability owed by the Charger to the Agent under this Charge.

     "CHARGED SECURITIES" means the Shares and all other shares and other assets and rights from time to time the subject of this Charge.

     "COMPANY" means NMT Neurosciences (UK) Limited, a company incorporated in England with limited liability (registered number 3576961); registered office c/o Collyer-Bristow, 4 Bedford Row, London WC1R 4DF.

     "EVENT OF DEFAULT" shall have the meaning given to it in the Notes.

     "GUARANTEE AND COLLATERAL AGREEMENT" has the meaning given to it in Background (B).

     "INTEREST RATE" means the rate applicable to default interest referred to in the Notes.

     "LENDERS" means the Purchaser and any holder of any Note from time to time.

     "LOAN DOCUMENT" shall have the meaning given to it in the Guarantee and Collateral Agreement.

     "LOSSES" means losses, claims, demands, actions, proceedings, damages or other payments, costs, expenses and other liabilities of any kind.

     "NOTE PURCHASE AGREEMENT" has the meaning given to it in Background (A).

     "NOTES" and "WSDF NOTE" have the meanings given to them respectively in the Note Purchase Agreement.

     "PURCHASER" has the meaning given to it in Background (A).

     "SECURITY INTEREST" means any debenture, mortgage, charge, pledge, lien, assignment, hypothecation, right of set-off, title retention or other arrangement or agreement the effect of which is the creation of security.

     "SHARES" means the 65 ordinary shares in the capital of the Company numbered 1 to 65, being 65% of the issued share capital of the Company.

1.2  INDEX AND HEADINGS

     The index and headings are for convenience only and shall not affect the interpretation of this Charge.

1.3  REFERENCES

     In this Charge, unless the context requires otherwise, any reference to:

     (a) the AGENT, or the CHARGOR respectively includes its successors in title and assigns and this Charge shall be enforceable notwithstanding any change in the constitution of the Agent, its absorption in or amalgamation with any other person or the acquisition of all or part of its undertaking by any other person;

     (b) a PARTY or the PARTIES is to a party or the parties (as the case may be) to this Charge;

     (c) a BACKGROUND, CLAUSE or SCHEDULE is to the relevant statement of the background of, clause of or schedule to this Charge (as the case may be) and references made in a Schedule to PARAGRAPHS are to paragraphs of that Schedule;

     (d) this CHARGE (including the Schedules, which form part of this Charge for all purposes) is to this Charge and the security created by, pursuant to or supplemental to it;

     (e) a STATUTE or STATUTORY PROVISION includes any consolidation, re-enactment, modification or replacement of the same and any subordinate legislation in force under the same from time to time;

     (f) the MASCULINE FEMININE or NEUTER gender respectively includes the other genders, references to the SINGULAR include the PLURAL (and vice versa) and references to PERSONS include firms, corporations and unincorporated associations; and

     (g) a DOCUMENT is to that document as varied, supplemented or replaced from time to time.

1.4  TERMS DEFINED IN NOTE PURCHASE AGREEMENT

     Terms defined in the Note Purchase Agreement but not defined in this Charge shall mean the same in this Charge.

2.   CHARGING CLAUSE

     As security for the Borrower Obligations, the Chargor, with full title guarantee, charges to the Agent by way of first fixed charge:

     (a)  the Shares;

     (b) all allotments, accretions, offers, rights, benefits and advantages whatever at any time accruing, offered or arising in respect of or incidental to the Shares including (without limitation) any dividends or other distributions declared from time to time, and

     (c) all stocks, shares, rights, money or property accruing to the Shares or offered at any time by way of conversion, redemption, bonus, preference, option or otherwise in respect of the Shares.

     This is without prejudice to Paragraph 1.1 (Prior to an Event of Default) of Schedule 3 (The Agent's Powers).

3.   WARRANTIES AND COVENANTS

     The Chargor represents and warrants to the Agent as set out in Schedule 1 (Representations and Warranties) and covenants with the Agent as set out in
     Schedule 2 (Covenants).

4.   THE AGENT'S POWERS

     The Agent shall have the powers set out in Schedule 3 (The Agent's Powers).

5    CONTINUING SECURITY

5.1  CONTINUING SECURITY

     This Charge is a continuing security and shall secure the ultimate balance of the Borrower Obligations, notwithstanding intermediate payment or discharge of the whole or part of the Borrower Obligations to the Agent and also notwithstanding liquidation or other incapacity of the Chargor or the Company, or any change in the constitution, name or style of the Chargor or the Company or any other event, matter or thing.

5.2  ADDITIONAL TO OTHER RIGHTS

     This Charge is in addition to (and shall not merge with, otherwise prejudice or affect or be prejudiced or affected by) any other remedy, guarantee, indemnity, Security Interest or other right or interest which may be or have been created in favour of the Agent in respect of the Borrower Obligations. Accordingly, this Charge may be enforced notwithstanding:

     (a) the existence or invalidity of all or any of those rights and interests; and

     (b) the Agent or any of the Lenders at any time exchanging, releasing, varying, abstaining from perfecting or enforcing or otherwise dealing or omitting to deal with all or any of those rights and interests.

6.   RELEASES CONDITIONAL, RETENTION OF SECURITY

6.1  RELEASES CONDITIONAL

     Any release, settlement, discharge, re-assignment or arrangement (in this Clause 6 a "release") made by the Agent on the faith of any assurance, security or payment shall be conditional on the assurance, security or payment not being avoided, reduced, clawed back or ordered to be repaid under any enactment relating to liquidation, bankruptcy or insolvency. If any avoidance, clawback or reduction occurs or such order is made, the release given by the Agent shall have no effect and shall not prejudice the right of the Agent to enforce this Charge in respect of the Borrower Obligations and, as between the Chargor and the Agent, this Charge shall (notwithstanding the release) be deemed to have remained at all times in effect and held by the Agent as security for the Borrower Obligations.

6.2  RETENTION

     Unless and until the Agent, acting reasonably, is satisfied as to the solvency of the Chargor, the Agent may retain this Charge after the payment, discharge or satisfaction of all of the Borrower Obligations and notwithstanding any such payment, discharge or satisfaction for such period as the Agent, acting reasonably, may consider that any such payment, release or discharge is susceptible of being avoided, reduced or ordered to be repaid under any enactment relating to liquidation, bankruptcy or insolvency. In the event of the commencement of the bankruptcy or winding-up of the person making such payment or effecting such discharge or satisfaction at any time within that period, the Agent shall be entitled to retain any such security for such further period as the Agent, acting reasonably, may determine.

7.   THIRD PARTY PROTECTION

     No purchaser, mortgagee or other person dealing with the Agent shall be concerned:

     (a) to enquire whether any of the Borrower Obligations have become due or payable or remain unpaid or undischarged or whether the power which the Agent is purporting to exercise has become exercisable: or

     (b)  to see to the application of any money paid to the Agent.

8.   INDEMNITIES

8.1  COSTS AND EXPENSES

     The Chargor shall indemnify the Agent fully (and in the case of legal costs and expenses on a solicitor and own client basis, such legal costs and expenses where incurred prior to an enforcement of this Charge to be limited to reasonable legal costs and expenses) on demand against all Losses incurred by (or made or brought against) it (or any manager or agent appointed by it or him) except Losses arising from a wilful misconduct or gross negligence of the Agent or any Lender:

     (a) as a result of any failure by the Chargor to perform any of its obligations under this Charge;

     (b) in the exercise (or purported exercise) of any of the powers or rights conferred by this Charge or by any other Security Interest granted (whether by the Chargor, the Company or any third party) for all or part of the Borrower Obligations; or

     (c) for any other matter or thing done or omitted relating to the Charged Securities or the assets secured by any such other Security Interest,

     together in each case with interest calculated on a daily basis from the date it is incurred or becomes payable by the Agent at the Interest Rate, compounded quarterly.

8.2  CURRENCY INDEMNITY

(1) Any payment by the Chargor under this Charge shall be made in the currency (in this Clause 8.2 the "CONTRACTUAL CURRENCY") in which the relevant Borrower Obligations were denominated or incurred. If in respect of any of the Borrower Obligations the Agent receives payment or that Borrower Obligation is converted into a claim, proof, judgment or order, in either case in a currency other than the Contractual Currency, then:

     (a) the Chargor shall indemnify the Agent against any loss or liability directly resulting from the conversion;

     (b) if the amount received by the Agent, when converted into the Contractual Currency by the Agent, is less than the amount of the relevant Borrower Obligation in the Contractual Currency, then the Chargor shall on demand pay to the Agent an amount in the Contractual Currency equal to the difference; and

     (c) the Chargor shall on demand pay to the Agent any exchange costs and taxes payable in Connection with any conversion referred to in this Clause 8.2.

(2) If and to the extent that the Chargor fails to pay on demand any amount due under this Charge, the Agent may in its absolute discretion (and without notice to the Chargor) purchase at any time after that so much of a currency as the Agent considers necessary or desirable to cover any part of the Borrower Obligations denominated or incurred in such currency. That purchase shall be made at the then-prevailing spot rate of exchange obtained by the Agent (as conclusively determined by the Agent) for purchasing such currency with sterling. The Chargor agrees to indemnify the Agent against the full sterling price (including all costs, charges and expenses) paid by the Agent for such currency.

(3) All moneys received or held by the Agent from the Chargor or under this Charge may from time to time be converted into such other currency as the Agent considers necessary or desirable to cover any part of the Borrower Obligations denominated or incurred in that currency. That conversion shall be made at the then-prevailing spot rate of exchange obtained by the Agent (as conclusively determined by the Agent) for purchasing tile currency to be acquired with the existing currency.

9.   SEVERABILITY

     If any part of any provision of this Charge shall be or become invalid or unenforceable under any applicable law, then the remainder of that provision and all other provisions of this Charge shall remain valid and enforceable.

10.  AMENDMENTS, WAIVERS AND RIGHTS

10.1 AMENDMENTS

     No amendment or variation of the terms of this Charge shall be effective unless it is made or confirmed in a written document signed by the parties.

10.2  WAIVER

      No delay in the exercise or non-exercise by the Agent of any of its rights under or in connection with this Charge shall operate as a release or waiver of that right. Rather, any such waiver or release must be specifically granted in writing signed by an authorised signatory of the Agent and shall:

      (a)  be confined to the specific circumstances in which it is given;

      (b)  not affect any other enforcement of the same or any other right; and

      (c) (unless it is expressed to be irrevocable) be revocable at any time in writing.

10.3  RIGHTS AND REMEDIES CUMULATIVE

      The rights and remedies of the Agent under this Charge are cumulative and not exclusive of any rights or remedies of the Agent under the general law. The Agent may exercise each of its rights as often as it thinks necessary.

10.4  NO DUTY

      The Agent shall be under no duty of any kind to the Chargor in respect of the exercise or non-exercise of any of its rights under this Charge. The Chargor shall not rely on such exercise or non-exercise in any way.

11.   ASSIGNMENT

11.1  ASSIGNMENT BY AGENT

      The Agent may assign all or any of its rights under this Charge to any successor agent for the Lenders appointed from time to time by the Lenders, without any requirement to notify the Chargor or obtain its further consent. Any assignee or successor in title of the Agent shall be treated for all purposes as if it had been an original party to this Charge in addition to the Agent.

11.2  DISCLOSURE

      Notwithstanding any confidentiality obligation imposed on the Agent, it may disclose to any assignee, bona fide proposed assignee or person with whom from time to time it has or wishes to enter into an agreement in connection with this Charge such information about the Chargor as it reasonably thinks fit.

11.3  DOCUMENTING ASSIGNMENTS

      The Chargor shall on demand enter into such documents effecting such assignment as the Agent may require and under which:

      (a) the Agent will be released from all further liability arising under this Charge;

      (b) the successor shall undertake all obligations of the Agent with effect from the date of such transfer; and

      (c) the Chargor will covenant with that successor to observe and perform its obligations under this Charge.

11.4  NO ASSIGNMENT BY CHARGOR

      This Charge shall be binding on the Chargor's successors and assigns, but the Chargor may not assign, transfer or otherwise dispose of any of its rights or obligations under this Charge.

12.   LAW AND JURISDICTION

12.1  LAW

      This Charge shall be governed by and construed in accordance with English law.

12.2  JURISDICTION

      For the exclusive benefit of the Agent, the courts of England shall have jurisdiction to settle any disputes which may arise in connection with this Charge; but the Agent may bring proceedings in connection with this Charge in any other court of competent jurisdiction.

12.3  PROCESS AGENT

(1) The Chargor shall at all times maintain an agent for service of process in England.

(2) The Chargor appoints the Company (at its registered office from time to time) as its agent for that purpose. The Chargor may not revoke such appointment

(3) If for any reason an agent appointed under this Clause 12.3 ceases to act as such, the Chargor shall promptly appoint another agent and notify the Agent of its appointment and its name and address. If the Chargor does not make such an appointment within seven days of that cessation, then the Agent may do so on its behalf and shall notify the other parties if it does so.

 13.  NOTICES

      All notices, demands and other communications made by the Agent relating to this Charge may (without prejudice to any other effective mode of making the same) be delivered or sent to the agent referred to in Clause
      12.3 (Process Agent) or such other address in England and Wales of which the Agent has received no less than 15 business days' prior written actual notice from the Chargor, as the case may be, and shall take effect:

      (a)  if delivered, upon delivery;

      (b) if posted, at the earlier of the time of delivery and (if posted in the United Kingdom by first class registered post) 10.00am on the second business day after posting; and

      (c) if sent by facsimile, when a complete and legible copy of the communication, whether that sent by facsimile or a hard copy sent by post or delivered by hand, has been received at the appropriate address, provided that if any communication would otherwise become effective on a non-business day or after 5.00pm on a business day, it shall instead become effective at 10.00am on the next business day. Section 196 of the Law of Property Act 1925 shall not apply to this Charge.

14.   COUNTERPARTS

      This Charge may be executed in any number of counterparts, which shall together constitute one instrument.

EXECUTION:

The parties have shown their acceptance of the terms of this Charge by executing it, in the case of the Chargor as a deed, at the end of the Schedules.

                                  SCHEDULE 1.


                        REPRESENTATIONS AND WARRANTIES


1.   TITLE

1.1  TITLE TO THE SHARES

     The Chargor represents and warrants that with regard to the Shares:

     (a) it is the sole beneficial and legal owner of them, free from any options or Security Interest;

     (b)  they are fully paid;

     (c) there are no moneys or liabilities outstanding or payable in respect of them or any of them;

     (d) it is lawfully entitled to create this Charge over them in favour of the Agent;

     (e)  they constitute 65% of the issued share capital of the Company; and

     (f) they are fully transferable to the Agent or such other person as the Agent shall direct, without restriction.

1.2  TITLE TO CHARGED SECURITIES

     The Chargor further represents and warrants that Paragraph 1.1 (a) to (d) and (f) will be true and accurate with regard to securities which become Charged Securities after the execution of this Charge, as at the date on which they become Charged Securities.

2.   NON-COMPETITION

     The Chargor represents and warrants that it has not taken or received and undertakes not to take or receive the benefit of any security (from the Company or any other person) extending to its liabilities under this Charge.

                                  SCHEDULE 2

                                   COVENANTS


1.   NO DISPOSALS OR SECURITY INTERESTS

     The Chargor shall not, without the prior written consent of the Agent:

     (a) sell, transfer or otherwise deal in any way with any of the Charged Securities or any interest in them or permit any other person to be registered as holder of any of them or acquire any rights, including (without limitation) any option or other future or inchoate rights; or

     (b) create (or permit to continue or to be created) or suffer to subsist any Security Interest over any of the Charged Securities (whether ranking in priority to, pari passu with or subsequent to this Charge).

2.   DEPOSIT AND REGISTRATION

     The Chargor shall:

     (a) at any time the Agent so requests, transfer (or ensure that there are transferred) all or any of the Charged Securities into the name of the Agent or a nominee of the Agent. The Chargor agrees that the Agent may hold all or any of the Charged Securities in any nominee and that all of the Charged Securities held in the name of a nominee shall be held at the expense, risk and responsibility of the Chargor;

     (b) immediately upon execution of this Charge, deposit (or ensure that there are deposited) with the Agent and permit the Agent to hold and retain:

          (i) all stock and share certificates and documents of title relating to the Charged Securities;

          (ii) transfers of the Charged Securities duly completed in favour of the Agent (or otherwise as it may direct) and stamped at the Chargor's expense; and

          (iii) such other documents as the Agent may from time to time require for perfecting its title to the Charged Securities (duly executed by or signed on behalf of the registered holder) or for vesting or enabling it to vest the same in itself or its nominee or in any purchaser, to the intent that the Agent may at any time without notice present them for registration; and

     (c) hold to the order of the Agent and deposit with it forthwith (or ensure that there are so held and deposited) all documents of title and related documents from time to time relating to the Charged Securities.

3.   NO ISSUE/ALLOTMENT OF SHARES

     The Chargor shall ensure that no shares or other securities in or of the Company will be issued or allotted and no agreement, option or arrangement to make or call for such issue or allotment will be made or granted without the Agent's prior written consent (which consent may not be unreasonably refused if the Agent will, following the transaction for which consent is sought, retain security over at least 65% of each class of shares in the issued share capital of the Company).

4.   THE COMPANY

(1) The Chargor shall ensure that the Company does not, unless the Agent's prior written consent has been obtained which consent shall not be unreasonably refused:

     (a) modify the rights and obligations attached to any of the Shares in any way;

     (b)  increase, consolidate, sub-divide or reduce its share capital;

     (c)  alter its memorandum or articles of association;

     (d)  purchase its own shares or reduce its share capital; or

     (e) take any step to place itself in liquidation or administration or pass any resolution to wind itself up.

(2) The Chargor undertakes that it shall not at any time until the Borrower Obligations shall have been paid and discharged in full take any step to place the Company into liquidation or administration; in particular (but without limitation) the Chargor shall not present or support any petition, or propose or vote in favour of any resolution, for the winding-up or administration of the Company.

5.   CALLS AND NOTICES

     The Chargor shall:

     (a) duly and promptly pay (or ensure that there are paid) and hold the Agent and any nominee harmless against all calls, instalments or other payments which may be made or become due in respect of any of the Charged Securities as and when they become due; and

     (b) provide the Agent with a copy of any report, accounts, circular, notice or other item sent or provided to them (or to any person on their behalf) in connection with the Charged Securities or any of them immediately on its receipt.

6.   NO PREJUDICE

     The Chargor shall not do or permit or suffer to be done anything with the primary intention of depreciating, jeopardising or otherwise prejudicing the value of the Charged Securities. The Chargor shall immediately inform the Agent of any such matter of which it becomes aware.

7.   FURTHER ASSURANCE

     The Chargor shall execute and do, and ensure that its nominees execute and do, at its own expense all such assurances, acts and things as the Agent may reasonably require from time to time for perfecting or protecting this Charge over the Charged Securities or any of them or for facilitating the realisation of the same and in the proper exercise of all powers, authorities and discretions vested by this Charge in the Agent. The Chargor shall, and shall ensure its nominees shall, in particular (but without limitation) promptly execute all transfers, conveyances, assignments, assurances and legal mortgages of the Charged Securities in such form and to such person as the Agent may from time to time reasonably require and give all notices, orders and directions which the Agent may reasonably require.

8.   WAIVERS OF PRE-EMPTION RIGHTS

     The Chargor shall ensure that all shareholders of the Company from time to time enter into waivers in a form satisfactory to the Agent of all pre-emption rights and restrictions in the Articles of Association of the Company from time to time or otherwise which may in any respect vary, restrict or affect the exercise of any rights which may arise in connection with the enforcement of this Charge or the transfer of the Charged Securities to the Agent or such other person as the Agent may so direct.

                                  SCHEDULE 3

                              THE AGENT'S POWERS

1.   VOTING RIGHTS

1.1  PRIOR TO AN EVENT OF DEFAULT

     Until Paragraph 1.2 applies:

     (a) the Chargor shall be entitled to receive all distributions paid in respect of the Charged Securities; and

     (b) the Chargor shall be entitled to exercise all voting and other rights and powers in respect of the Charged Securities; but it shall not do so if the resolution or other action in question could impair the Charged Securities or be inconsistent with, or result in any violation of, any provision of any Loan Document.

1.2  FOLLOWING AN EVENT OF DEFAULT

     If at any time an Event of Default is continuing and the Agent so notifies the Chargor, then this Paragraph 1.2 applies from then on. When it applies, the Agent or its nominees:

     (a) shall be entitled to receive any distributions paid in respect of the Charged Securities; and

     (b) may (and the Chargor may not without the prior written consent of the Agent) exercise in the name of the Chargor or otherwise (without any further consent or authority on the part of the Chargor) in respect of each of the Charged Securities any voting rights and any powers or rights which may be exercisable by the person in whose name the Charged Securities are registered or by their bearer or absolute owner.

2.   ENFORCEMENT

2.1  DISAPPLICATION OF LAW OF PROPERTY ACT 1925

     Neither Section 93 nor Section 103 of the Law of Property Act 1925 shall apply to this Charge.

2.2  ENFORCEMENT RIGHTS

     Immediately on the happening of any Event of Default, this Charge shall become enforceable and the Agent may enforce all or any part of this Charge as it thinks fit and may without further notice exercise in relation to the Charged Securities the power of sale and all other powers conferred on mortgagees by the Law of Property Act 1925 (or otherwise by law) as extended, varied or amended by this Charge. All dividends, interest or other payments received or receivable by the Agent or its nominee in respect of any of the Charged Securities (whether before or after any Event of Default) may be applied by the Agent as though they were proceeds of sale.

2.3  NO LIABILITY

     The Agent shall not be liable as a mortgagee in possession either to account as such mortgagee in relation to any of the Charged Securities or for any loss upon realisation or for any other default or omission for which such a mortgagee may be liable and shall not be liable for any failure to make or call for any payment or repayment, to accept or notify the Chargor of any offer or for any other loss of any nature in connection) with the Charged Securities.

2.4  DISCRETION OF AGENT

     In exercising the power of sale in Paragraph 2.2, the Charged Securities or any part may be sold or disposed of at such times, in such manner and generally on such terms and conditions and for such consideration as the Agent may think fit. Any such sale or disposition may be for cash, debentures or other obligations, shares, stock, securities or other valuable consideration and may be payable immediately or by instalments spread over such period as the Agent shall think fit.

3.   APPROPRIATION OF RECEIPTS

3.1  APPLICATION

     Whether before or after any Event of Default, the Agent shall appropriate amounts received by the Agent under the powers conferred by this Charge in or toward the discharge of the Borrower Obligations in the order set out in section 6.5 (Application of Proceeds) of the Guarantee and Collateral Agreement.

3.2  SUSPENSE ACCOUNT

     Any moneys received following the exercise of the powers conferred by this Charge may, at the discretion of the Agent, be placed in a suspense or securities realised account prior to or after any appropriation and kept there for so long as the Agent thinks fit.

4.   SET-OFF AND ACCOUNTS

     The Agent may at any time (without notice and notwithstanding any settlement of account or other matter whatever) combine, consolidate or merge all or any of the Chargor's accounts or liabilities to the Agent and may set off or transfer any sums staying in the credit of any such accounts or any sum which the Agent may from time to time owe to the Chargor in or towards the payment, discharge or satisfaction of any of the Borrower Obligations.

5.   POWER OF ATTORNEY

     By way of security, the Chargor irrevocably appoints the Agent to be its attorney and on its behalf and in its name and as its act or deed:

     (a) to execute and do all such assurances, acts and things which it ought lawfully to do under this Charge; and

     (b) to seal and deliver and otherwise perfect or do any deed, assurance, agreement, instrument, act or thing which it may deem proper or desirable in or for the purpose of exercising any of the powers, authorities and discretions conferred by this Charge or by law on the Agent.

     By this Charge, the Chargor ratifies and confirms (and agree to ratify and confirm) whatever the Agent as its attorney shall do in the proper and lawful exercise or purported exercise of all or any of the powers, authorities and discretions referred to in this Paragraph 5.

EXECUTION:

THE CHARGOR

SIGNED AND DELIVERED as                 )
a deed by THEODORE I. PINCUS,           )
duly authorised for and on behalf of    )  /s/ Theodore I. Pincus
NMT NEUROSCIENCES                       )
(INTERNATIONAL), INC                    )



THE AGENT

SIGNED by                               )
duly authorised for and on behalf of    )
J. H. WHITNEY & CO., INC                )

EXECUTION:

THE CHARGOR

SIGNED AND DELIVERED as                 )
a deed by THEODORE I. PINCUS,           )
duly authorised for and on behalf of    )
NMT NEUROSCIENCES                       )
(INTERNATIONAL), INC                    )



THE AGENT

SIGNED by                               )
duly authorised for and on behalf of    ) /s/ Daniel J. O'Brien
J. H. WHITNEY & CO., INC                )

                                   EXHIBIT G
                                   ---------

                      NITINOL MEDICAL TECHNOLOGIES, INC.

                            COMPLIANCE CERTIFICATE

                           DATE: ____________, 19__


     This certificate is given by Nitinol Medical Technologies, Inc., a Delaware corporation (the "Company"), pursuant to Section 8. 1 (c) of that certain Subordinated Note and Common Stock Purchase Agreement dated as of July 8, 1998 by and among the Company, Whitney Subordinated Debt Fund, L.P. and, for certain purposes, J.H. Whitney & Co., as such agreement may have been amended, restated, supplemented or otherwise modified from time to time (the "Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

     The officer executing this certificate is the Chief Financial Officer of the Company and as such is duly authorized to execute and deliver this certificate on behalf of the Company. By executing this certificate such officer hereby certifies that:

     (a) the financial statements delivered with this certificate in accordance with Section 8. 1 (a) and/or 8. 1 (b) of the Agreement fairly present in all material respects the results of operations and financial condition of the Company and its Subsidiaries as of the dates of such financial statements;

     (b) he has reviewed the terms of the Agreement and the Note and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by such financial statements;

     (c) such review has not disclosed the existence during or at the end of such accounting period, and he has no knowledge of the existence as of the date hereof, of any condition or event that constitutes an Event of Default, except as set forth in Exhibit A hereto which includes a description of the nature and period of existence of such Event of Default and what action the Company has taken, is undertaking and proposes to take with respect thereto;

     (d) the Company and its Subsidiaries are in compliance with the covenants contained in Articles 8 and 9 of the Agreement. as demonstrated on the attached worksheets (in substantially the same format as Exhibit H to the Agreement), except as set forth or described in Exhibit A; and

     (e)  (i)    Interest Coverage is ___:1.00
          (ii) Ratio of Net Funded Indebtedness to Adjusted Operating Cash Flow is __:1.00
          (iii)  Fixed Charge Coverage is ___:1.00
          (iv)   Capital Expenditures are $_________.
          (v)    Funded Debt to Cash and Cash Equivalents is ___:1.00
          (vi) Current Assets less cash and Cash Equivalents to Current Liabilities is __:1.00

     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its Chief Financial Officer this ___ day of _____________, 19__.



                                    By:
                                       ----------------------------
                                       Chief Financial Officer

                                   EXHIBIT H

                        FINANCIAL COVENANT CALCULATIONS
                        -------------------------------

1.   Calculation of Interest Coverage as set forth in Section 9.8(a).
     ---------------------------------------------------------------

EBITDA:

 Net income (or loss) of the Company and its Subsidiaries, for the period in question, on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person (other than Subsidiaries of the
 Company) in which the Company or any of its Subsidiaries has an ownership interest, unless received by the Company or its Subsidiaries in a cash distribution;
 (b) the income (or loss) of any Person accrued prior to the date it became a
 Subsidiary of the Company or is merged into or consolidated with the Company;
 and (c) any extraordinary gains and any insurance proceeds received by the
 Company or any of its Subsidiaries.                                                      $__________

 Plus:  Any provision for (or less any benefit from) income and franchise Taxes            __________
        included in the determination of net income

        Interest Expense (as defined in the Agreement) net of interest income,             __________
        deducted in the determination of net income

        Depreciation deducted in the determination of net income                           __________

        Amortization deducted in determining net income                                    __________

        Losses (or less gains) from Asset Dispositions (as defined in the                  __________
        Agreement) or other non-cash items included in the determination of net income (excluding sales, expenses or losses related to current assets)

        Extraordinary losses (or less gains), as defined under GAAP, net of                __________
        related tax effects included in the determination of net income

        Expenses of the transactions completed pursuant to the Transaction                 __________
        Documents and the Acquisition Documents included in the determination of net income provided that such expenses were included in the Pro
        Forma Balance Sheet, or disclosed in the notes thereto

        Expenses, which must be approved in advance by Whitney, related to any             __________
        write-down of the Company's investment in ITC

        One time charges consistent in nature with those set forth on Schedule H,          __________
        and previously approved by Whitney, reflecting certain one time charges to be taken by the Company in the 12 months following the
        consummation of the Acquisition and in an amount not to exceed
        $650,000 in the aggregate
                                                                                           __________

EBITDA                                                                                    $__________

INTEREST COVERAGE:

INTEREST EXPENSE (as defined in the Agreement), net of interest income, included           __________
in the determination of net income of the Company and its Subsidiaries on a consolidated basis

Less: Amortization of capitalized fees and expenses incurred with respect to the
      Transaction Documents and the Acquisition Documents included in
      interest expense                                                                     __________

      Interest paid in kind (PIK) and included in interest expense                         __________

INTEREST EXPENSES                                                                         $__________

ACTUAL INTEREST COVERAGE (EBITDA DIVIDED BY INTEREST EXPENSE)                              __________

Required Interest Coverage                                                                 __________

In Compliance                                                                              __________
                                                                                             Yes/No

2.    Calculation of Total Leverage Test as set forth in Section 9.8(b).
      ------------------------------------------------------------------

NET FUNDED INDEBTEDNESS:
      Indebtedness as defined in subclauses (a), (b), (f) and (g) of the definition
      thereof:                                                                            $__________

Net Funded Indebtedness                                                                   $__________

ADJUSTED OPERATING CASH FLOW  (calculated in accordance with Item No. 4 of
 this Exhibit):                                                                           $__________

Actual Total Leverage (Net Funded Indebtedness divided by Adjusted Operating
 Cash Flow)                                                                                __________

Required Total Leverage                                                                    __________

In Compliance                                                                              __________
                                                                                            Yes/No
3.    Calculation of Unfinanced Capital Expenditures
      ----------------------------------------------

Capital Expenditures (as defined in the Agreement)                                        $__________

Plus: deposits made during such period in connection with property, plant, and
      equipment; less deposits of a prior period included above.                           __________

Less: Portion of Capital Expenditures financed under capital leases or other
      Indebtedness                                                                         __________

UNFINANCED CAPITAL EXPENDITURES                                                           $__________

4.    Calculation of Adjusted Operating Cash Flow
      -------------------------------------------

ADJUSTED OPERATING CASH FLOW:

EBITDA (calculated in accordance with Item No. 1 of this Exhibit)                         $__________
------

Less: Unfinanced Capital Expenditures (calculated in accordance with Item
      No. 4 of this Exhibit)                                                              $__________

    Other capitalized costs, defined as the gross amount capitalized, for any fiscal period, as long term assets (net of cash received in respect of long term assets), other than (a) Capital Expenditures (as defined in the
    Agreement) and (b) fees and expenses capitalized with respect to the
    Transaction Documents and the Acquisition Documents                                    __________

OPERATING CASH FLOW                                                                       $__________

Plus:  Pro Forma Target Operating Cash Flow (defined below)                                __________
       -------------------------------------

PRO FORMA TARGET OPERATING CASH FLOW means the following with respect to any person whose stock or assets were acquired by the Company or any of its Subsidiaries (a "Target") during the 12 month period ending on the date of determination:

Operating Cash Flow (calculated as set forth above in this Item 4) for the Target during the portion of the 12 month period ending on the date of determination that
occurred prior to consummation of the applicable acquisition                              $__________

Plus:  Addbacks approved by the Purchaser                                                  __________

Less: Target Capital Expenditures for the Target during the portion of the 12 month period ending on the date of determination that occurred prior to consummation of the applicable acquisition, calculated as follows:

Amount capitalized as capital expenditures for the period, under GAAP, as property, plant and equipment or similar fixed asset accounts, including net
present value of multi-year operating leases                                              $__________

Plus:  deposits made during the period in connection with property, plant and
       equipment; less deposits of a prior period included above                           __________

Less:  net proceeds of asset sales included in capital expenditures above, which
       Target has reinvested                                                               __________

Target Capital Expenditures                                                                __________

PRO FORMA TARGET OPERATING CASH FLOW:                                                     $__________

ADJUSTED OPERATING CASH FLOW (sum of Adjusted Operating Cash Flow plus Pro
Forma Target Operating Cash Flow)

5.  Calculation of Fixed Charge Coverage as set forth in Section 9.8(b)
    -------------------------------------------------------------------

FIXED CHARGES:

Interest Expense                                                                          $__________

Plus:  Any provision for (benefit from) income or franchise taxes included in the determination of net income, less any increases (decreases) in long-
       term and short-term deferred tax liabilities and less any decreases
       (increases) in long-term and short-term deferred tax assets                         __________

       Scheduled payments of principal with respect to all Indebtedness
       (including the principal portion of scheduled payments of Capital Lease
       Obligations) of the Company and its Subsidiaries on a consolidated basis,           __________

       Cash payments of deferred tax liabilities stated on the Pro Forma Balance
       Sheet (without duplication)                                                         __________


FIXED CHARGES                                                                             $__________

OPERATING CASH FLOW:

EBITDA                                                                                    $__________

Less: Unfinanced Capital Expenditures (calculated in accordance with Item
      No. 3 of this Exhibit).                                                              __________

      Other Capitalized Costs, defined as the gross amount capitalized, for any fiscal period, as long term assets (net of cash received in respect of long term assets), other than (a) Capital Expenditures and (b) fees and expenses capitalized with respect to the Transaction Documents and the
      Acquisition Documents                                                                __________

ADJUSTED OPERATING CASH FLOW                                                              $__________

ACTUAL FIXED CHARGE COVERAGE (ADJUSTED OPERATING CASH FLOW DIVIDED BY
FIXED CHARGES)                                                                             __________

Required Fixed Charge Coverage                                                             __________

In Compliance                                                                              __________
                                                                                            Yes/No